         AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

                     dated as of May 31, 1994

                           by and among

                  ADDINGTON ENVIRONMENTAL, INC.,
                         (the "Parent"),
                GREEN VALLEY ENVIRONMENTAL CORP.,
                  MID-STATE ENVIRONMENTAL, INC.,
                and the Subsidiaries of the Parent
                   listed on Schedule 1 hereto
                        (the "Borrowers")

                               and

                THE FIRST NATIONAL BANK OF BOSTON
                            ("FNBB"),

                               and
                      CONTINENTAL BANK N.A.
                         ("Continental")
                   (Collectively, the "Banks")

                               and

                   FNBB as Agent for the Banks
                          (the "Agent")























1.  DEFINITIONS AND RULES OF INTERPRETATION................ ...1
     1.1.  Definitions.........................................1
     1.2.  Rules of Interpretation............................14
2.  THE REVOLVING CREDIT FACILITY.............................15
     2.1.  Commitment to Lend.................................15
     2.2.  Reduction of the Commitment........................15
     2.3.  The Notes..........................................16
     2.4.  Interest on Loans..................................16
     2.5. Election of Eurodollar Rate; Notice of Election;
           Interest Periods; Minimum Amounts...................16
     2.6.  Requests for Revolving Credit Loans................17
     2.7.  Funds for Loans....................................18
     2.8.  Maturity of the Loans..............................19
     2.9.  Mandatory Repayments of the Loans..................19
     2.10.  Optional Prepayments or Repayments of Loans.......19
3.  LETTERS OF CREDIT.........................................19
     3.1.  Letter of Credit Commitment........................19
     3.2.  Reimbursement Obligation of the Borrowers..........20
     3.3.  Letter of Credit Payments..........................21
     3.4.  Obligations Absolute...............................21
     3.5.  Reliance by Agent..................................22
4.  FEES, PAYMENTS, AND COMPUTATIONS; JOINT AND
      SEVERAL LIABILITY........................................22
     4.1.  Fees...............................................22
     4.2.  Payments...........................................23
     4.3. Computations........................................24
     4.4.  Capital Adequacy...................................24
     4.5.  Certificate........................................24
     4.6.  Interest on Overdue Amounts........................25
     4.7.  Interest Limitation................................25
     4.8.  Eurodollar Indemnity...............................25
     4.9.  Illegality; Inability to Determine
            Eurodollar Rate....................................25
     4.10.  Additional Costs, Etc.............................26
     4.11. Concerning Joint and Several
            Liability of the Borrowers.........................27
     4.12.  New Borrowers.....................................29
5.  REPRESENTATIONS AND WARRANTIES............................30
     5.1.  Corporate Authority................................30
     5.2.  Governmental Approvals.............................31
     5.3.  Title to Properties; Leases........................31
     5.4.  Financial Statements; Solvency.....................31
     5.5.  No Material Changes, Etc...........................31
     5.6.  Franchises, Patents, Copyrights, Etc...............32
     5.7.  Litigation.........................................32
     5.8.  No Materially Adverse Contracts, Etc...............32
     5.9.  Compliance With Other Instruments, Laws, Etc.......32
     5.10.  Tax Status........................................33
     5.11.  No Event of Default...............................33
     5.12.  Holding Company and Investment Company Acts.......33
     5.13.  Absence of Financing Statements, Etc..............33
     5.14. Employee Benefit Plans.............................33
     5.15.  Use of Proceeds...................................34
     5.16.  Environmental Compliance..........................34
     5.17.  Perfection of Security Interests..................36
     5.18.  Certain Transactions..............................36
     5.19.  Subsidiaries......................................37
     5.20.  True Copies of Charter and Other Documents........37
     5.21.  Disclosure........................................37
     5.22.  Deposit Accounts..................................37
     5.23.  Permits and Governmental Authority................38
     5.24.  Material Contracts................................38
6.  AFFIRMATIVE COVENANTS OF THE BORROWERS AND
     THE GUARANTORS............................................38
     6.1.  Punctual Payment...................................38
     6.2. Maintenance of Office...............................38
     6.3. Records and Accounts................................38
     6.4.  Financial Statements, Certificates and
            Information........................................39
     6.5.  Corporate Existence and Conduct of Business........41
     6.6.  Maintenance of Properties..........................41
     6.7.  Insurance..........................................41
     6.8.  Taxes..............................................42
     6.9.  Inspection of Properties, Books, and
            Contracts..........................................42
     6.10.  Review By Consulting Engineer.....................42
     6.11. Compliance with Laws, Contracts, Licenses and Permits; Maintenance of Material
             Licenses and Permits..............................42
     6.12.  Environmental Indemnification.....................43
     6.13.  Further Assurances................................43
     6.14.  Notice of Potential Claims or Litigation..........44
     6.15.  Notice of Certain Events Concerning
             Insurance and Environmental Claims................44
     6.16.  Response Actions..................................45
     6.17.  Environmental Assessments.........................45
     6.18.  Notice of Default.................................45
     6.19.  Closure and Post Closure Liabilities..............46
7.  CERTAIN NEGATIVE COVENANTS OF THE BORROWERS...............46
     7.1.  Restrictions on Indebtedness.......................46
     7.2.  Restrictions on Liens..............................47
     7.3.  Restrictions on Investments........................49
     7.4.  Mergers, Consolidations, Acquisitions, Sales.......49
     7.5.  Sale and Leaseback.................................50
     7.6.  Restricted Distributions and Redemptions...........50
     7.7.  Landfill Development Expenditures..................50
     7.8.  Employee Benefit Plans.............................50
8.  FINANCIAL COVENANTS OF THE BORROWERS......................51
     8.1.  Current Ratio......................................51
     8.2.  Leverage Ratio.....................................52
     8.3.  Interest Coverage Ratios...........................52
     8.4.  Fixed Charge Coverage Ratios.......................52
     8.5.  Profitable Operations..............................52
9.  CLOSING CONDITIONS........................................52
     9.1.  Corporate Action...................................53
     9.2.  Loan Documents, Etc................................53
     9.3.  Certified Copies of Charter Documents..............53
     9.4.  Incumbency Certificate.............................53
     9.5.  Validity of Liens..................................53
     9.6.  UCC Search Results.................................53
     9.7.  Taxes..............................................53
     9.8.  Title Insurance....................................53
     9.9.  Certificates of Insurance..........................54
     9.10.  Opinions of Counsel...............................54
     9.11.  Amendments to Other Agreements....................54
10.  CONDITIONS OF ALL LOANS..................................54
     10.1.  Representations True; No Event of Default.........54
     10.2.  Performance; No Event of Default..................55
     10.3.  No Legal Impediment...............................55
     10.4.  Governmental Regulation...........................55
     10.5.  Proceedings and Documents.........................55
11.  COLLATERAL SECURITY......................................55
12.  EVENTS OF DEFAULT; ACCELERATION;
      TERMINATION OF COMMITMENT................................56
     12.1.  Events of Default and Acceleration................56
     12.2.  Termination of Commitment.........................59
     12.3.  Remedies..........................................59
13.  GUARANTY.................................................60
     13.1.  Guaranty..........................................60
     13.2.  Guaranty Absolute.................................60
     13.3.  Effectiveness; Enforcement........................61
     13.4.  Waiver............................................61
     13.5.  Expenses..........................................61
14.  SETOFF...................................................62
15.  THE AGENT................................................62
     15.1.  Authorization.....................................62
     15.2.  Employees and Agents..............................62
     15.3.  No Liability......................................62
     15.4.  No Representations................................63
     15.5.  Payments..........................................63
     15.6.  Holders of Notes..................................64
     15.7.  Indemnity.........................................64
     15.8.  Agent as Bank.....................................65
     15.9.  Resignation.......................................65
16.  EXPENSES.................................................65
17.  INDEMNIFICATION..........................................66
18.  SURVIVAL OF COVENANTS, ETC...............................66
19.  SYNDICATION AND PARTICIPATION............................66
20.  PARTIES IN INTEREST......................................67
21.  NOTICES, ETC.............................................68
22.  MISCELLANEOUS............................................68
23.  ENTIRE AGREEMENT, ETC....................................69
24.  Consents, Amendments, Waivers, Etc.......................69
25.  WAIVER OF JURY TRIAL.....................................69
26.  GOVERNING LAW............................................70
27.  SEVERABILITY.............................................71



                             Exhibits

Exhibit A -- Form of Note
Exhibit B -- Form of Loan and Letter of Credit Request
Exhibit C -- Form of Compliance Certificate
Exhibit D -- Environmental Compliance Certificate
Exhibit E -- Required Insurance
Exhibit F -- Borrower's Standard Due Diligence Practices

                           Schedules

Schedule 1 - Subisidiaries of the Parent
Schedule 3.1(a) - Existing Letters of Credit
Schedule 5.7 - Litigation
Schedule 5.16 - Environmental Compliance
Schedule 5.22 - Depository Accounts
Schedule 5.23  - Permitting Exceptions
Schedule 5.24 - Material Contracts
Schedule 7.1(c) - Existing Debt
Schedule 7.2(g) - Existing Liens




        AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT



     This AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT is made as of the 31st day of May, 1994, by and among ADDINGTON ENVIRONMENTAL, INC., a Kentucky corporation (the "Parent"), GREEN VALLEY ENVIRONMENTAL CORP. ("Green Valley"), MID-STATE ENVIRONMENTAL, INC. ("Mid-State"), the Subsidiaries of the Parent listed on Schedule 1 hereto, (the "Subsidiaries", the Parent, Green Valley, Mid-State, and such Subsidiaries herein collectively referred to as the "Borrowers"), each of which Borrowers is a Kentucky corporation, and (unless otherwise listed on Schedule 1 hereto) each of which Borrowers has its principal place of business at 771 Corporate Drive, Lexington, Kentucky 40503, ADDINGTON RESOURCES, INC. ("ARI") and ADDINGTON HOLDING COMPANY, INC., ("AHC"), each of which companies is a Delaware corporation with its principal place of business at 1500 North Big Run Road, Ashland, Kentucky 41102 (collectively, the "Guarantors," and, individually, a "Guarantor"), and THE FIRST NATIONAL BANK OF BOSTON ("FNBB"), a national banking association having its principal place of business at 100 Federal Street, Boston, Massachusetts 02110, CONTINENTAL BANK N.A. ("Continental"), a national banking association having its principal place of business at 231 South LaSalle Street, Chicago, Illinois 60697 (each a "Bank" and collectively, the "Banks"), and FNBB as agent for the Banks (the "Agent").

     1  DEFINITIONS AND RULES OF INTERPRETATION.

     1.1 Definitions. The following terms shall have the means set forth in this 1 or elsewhere in the provisions of this Agreement referred to below:

     Accountants.  See 6.4(a).

     Agent.  See Preamble.

     Agent's Head Office.  100 Federal Street, Boston,
Massachusetts 02110, or at such other location as the Agent may designate from time to time.

     Agency Agreement Confirmation Letter. The Agency Agreement Confirmation Letter dated as of the Closing Date confirming the Agency Agreement dated as of May 26, 1993 by and among FNBB, AHC and Bank of Delaware, a Delaware banking association, pursuant to which Bank of Delaware confirms that it is holding the shares of Green Valley, Mid-State, and the Parent for the benefit of the Agent.

     Agreement.  This Amended and Restated Revolving Credit
Agreement, including the Schedules and Exhibits hereto, all as may be amended and in effect from time to time.

     Applicable Laws.  See 6.10.

     Applicable Rate. The applicable rate per annum of interest on the Loans set forth in the following table:

                  Applicable Rate for      Applicable Rate for
Pricing Ratio      Base Rate Loans          Eurodollar Loans
less than 1.5:1    Base Rate               Eurodollar Rate plus 2%

greater than or    Base Rate plus 0.5%     Eurodollar Rate plus
2.5%
equal to 1.5:1
but less than
or equal to 2:1

greater than       Base Rate plus 0.75%    Eurodollar Rate plus
2.75%
2:1 but less
than 3:1

greater than or    Base Rate plus 1%       Eurodollar plus 3%
equal to 3:1


     Each Applicable Rate shall become effective (a) with respect to Base Rate Loans, on the first day after receipt by the Banks of financial statements delivered pursuant to 6.4(a) or (b) hereof which indicate a change in the Pricing Ratio and in the Applicable Rate in accordance with the above table, and (b) with respect to Eurodollar Loans, on the first day of each Interest Period which begins after receipt by the Banks of such financial statements.

     Assignment of Contracts and Permits. The Amended and Restated Collateral Assignment of Contracts and Permits dated as of the Closing Date by and among the Borrowers and the Agent for the benefit of the Banks, as amended.

     Authority. The Wayne County Solid Waste Management Authority, a public corporation existing under the laws of the State of Georgia.

     Balance Sheet Date.  December 31, 1993.

     Banks. FNBB, Continental, and any other Person who becomes an assignee of any rights and obligations of a Bank pursuant to 19(a) hereof.

     Base Rate. The higher of (a) the annual rate of interest announced from time to time by the Agent at the Agent's Head Office, as its "base rate" (it being understood that such rate is a reference rate and not necessarily the lowest rate of interest charged by the Agent) or (b) one percent (1%) above the overnight federal funds effective rate, as published by the Board of Governors of the Federal Reserve System, as in effect from time to time.

     Base Rate Loans. Loans bearing interest calculated by reference to the Base Rate.

     Bonds.  The Solid Waste Revenue Bonds (Addington
Environmental, Inc. Project) Series 1994 in a principal amount of approximately $7,400,000 plus forty-nine day's interest at the maximum rate provided in the Trust Indenture to be issued by the Authority.

     Borrowers.  See Preamble.

     Broadhurst.  Broadhurst Environmental, Inc., a Kentucky
Corporation.

     Business Day. Any day on which banking institutions in Boston, Massachusetts and Chicago, Illinois, are open for the transaction of banking business.

     Capital Assets. Fixed assets, both tangible (such as land, landfills, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with GAAP.

     Certified. With respect to the financial statements of any Person, such statements as audited by a firm of independent auditors, whose report expresses the opinion, without qualification, that such financial statements present fairly the financial position of such Person.

6.4(b).

     Closing Date. The date on which the conditions precedent set forth in 9 are satisfied.

     Code. The Internal Revenue Code of 1986, as amended and in effect from time to time.

     Collateral. All of the property, rights and interests of the Borrowers and the Guarantors that are or are intended to be subject to the security interests and mortgages created by the Security
Documents.

     Commitment. With respect to each Bank, the amount determined by multiplying such Bank's Commitment Percentage by the amount of the Total Commitment specified in 2.1 hereof to make Loans to, and to participate in the issuance, extension and renewal of Letters of Credit for the account of, the Borrower.

     Commitment Percentage. With respect to each Bank, the percentage set forth beside its name below (subject to adjustment pursuant to 19(a) hereof):

     Bank                Percentage
     FNBB                   62.5%
     Continental            37.5%


     Compliance Certificate.  See 6.4(c).

     Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of the Borrowers consolidated in accordance with GAAP.

     Consolidated Current Assets. All assets of the Borrowers on a consolidated basis that, in accordance with GAAP, are properly classified as current assets, provided that notes and accounts receivable shall be included only if good and collectible as determined by the Borrowers in accordance with established practice consistently applied and, with respect to such notes, only if payable on demand or within one (1) year from the date as of which Consolidated Current Assets are to be determined and if not directly or indirectly renewable or extendible at the option of the debtors, by their terms, or by the terms of any instrument or agreement relating thereto, beyond such year, and, with respect to such accounts receivable, only if payable and outstanding not more than one hundred twenty (120) days after the date of the shipment of goods or provision of services or other transaction out of which any such account receivable arose; and such notes and accounts receivable shall be taken at their face value less reserves determined to be sufficient in accordance with GAAP.

     Consolidated Current Liabilities. All liabilities of the Borrowers on a consolidated basis maturing on demand or within one
(1) year from the date as of which Consolidated Current Liabilities are to be determined, and such other liabilities as may properly be classified as current liabilities in accordance with GAAP.

     Consolidated Earnings Before Interest and Taxes or EBIT. For any period, the consolidated net income (or deficit) of the Borrowers determined in accordance with GAAP, plus (a) interest expense, and (b) income tax expense and minus interest income in excess of 5% of total EBIT.

     Consolidated Earnings Before Interest, Taxes, and Amortization or EBITDA. For any period, the consolidated net income (or deficit) of the Borrowers determined in accordance with GAAP, plus
(a) interest expense, (b) income tax expense, (c) depreciation expense, and (d) amortization expense for such period and minus interest income in excess of 5% of total EBITDA.

     Consolidated Net Income. The consolidated net income (or deficit) of the Borrowers, after deduction of all expenses, taxes, and other proper charges, determined in accordance with GAAP.

     Consolidated Total Interest Expense. For any period, the aggregate amount of interest expense required to be paid or accrued by the Borrowers during such period in accordance with GAAP on all Indebtedness of the Borrowers outstanding during all or any part of such period, including capitalized interest expense for such period, but excluding expense related to amortization of deferred financing costs relating to the Loans and excluding non-cash interest on Indebtedness of the Parent.

     Consolidated Tangible Net Worth.  The excess of Consolidated
Total Assets over Consolidated Total Liabilities less the sum of:

     (a) the total book value of all assets of the Borrowers on a consolidated basis properly classified as intangible assets under GAAP, including such items as good will, the purchase price of acquired assets in excess of the fair market value thereof, purchased collection routes, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing on the consolidated balance sheet of the Borrowers); plus

     (b) all amounts representing any write-up in the book value of any consolidated assets resulting from a revaluation thereof subsequent to the Balance Sheet Date.

     Consolidated Total Assets. All assets of the Borrowers determined on a consolidated basis in accordance with GAAP.

     Consolidated Total Liabilities.  All liabilities of the
Borrowers determined on a consolidated basis in accordance with GAAP.

     Consulting Engineer. Air & Water Research, Inc., or such other engineering firm acceptable to the Agent.

     Datedown Endorsement. A datedown endorsement to title policies #443-722219, 443-722220, and 443-722221 issued by
Commonwealth Land Title Insurance Company, satisfactory to the Agent, and indicating that the Agent continues to have a first priority mortgage on the real properties described in such policies, subject only to those exceptions set forth in the policies as of the original date of issuance of such policies.

     Default.  See 12.

     Delinquent Bank.  See 15.5(c).

     Depository Accounts.  See 5.22.

     Disposal.  See "Release".

     Distribution. The declaration or payment of any dividend on or in respect of any shares of any class of capital stock of any Person, other than dividends payable solely in shares of common stock of such Person; the purchase, redemption, or other retirement of any shares of any class of capital stock of such Person, directly or indirectly through a Subsidiary or otherwise; the return of capital by any Person to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of such Person.

     Dollars or $. Dollars in lawful currency of the United States of America.

     Drawdown Date. The date on which any Loan is made or is to be made, or the date on which any Loan is to be converted or continued in accordance with 2.5 hereof.

     Employee Benefit Plan. Any employee benefit plan within the meaning of 3(3) of ERISA maintained or contributed to by the Parent or any Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

     Environmental Laws.  See 5.16(a).

     ERISA. The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

     ERISA Affiliate. Any Person which is treated as a single employer with any Borrower under 414 of the Code.

     ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

     Eurodollar Business Day. Any Business Day on which dealings in foreign currency and exchange are carried on among banks in London, England.

     Eurodollar Interest Determination Date.  For any Interest
Period, the date two Eurodollar Business Days prior to the first day of such Interest Period.

     Eurodollar Loans. Loans bearing interest calculated by reference to the Eurodollar Rate.

     Eurodollar Offered Rate. The rate per annum at which deposits of dollars are offered to the Agent by prime banks in whatever Eurodollar interbank market may be selected by the Agent, in its sole discretion, acting in good faith, at or about 11:00 a.m. local time in such interbank market, on the Eurodollar Interest Determination Date for a period equal to the period of such Interest Period in an amount substantially equal to the principal amount requested to be loaned at or converted to a rate based on the Eurodollar Offered Rate.

     Eurodollar Rate. The rate per annum, rounded upwards to the nearest 1/16 of 1%, determined by the Agent with respect to an Interest Period, in accordance with the following formula:

       Eurodollar Rate = Eurodollar Offered Rate
                         1-Reserve Rate

     Event of Default.  See 12.

     Existing L/Cs.  See 3.1(b).

     generally accepted accounting principles or GAAP. (a) When used in 8 or in connection with the Pricing Ratio, whether directly or indirectly through reference to a capitalized term used therein, means (i) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and (ii) to the extent consistent with such principles, the accounting practice of the Borrowers reflected in their consolidated financial statements for the year ended on the Balance Sheet Date, and (b) when used in general, other than as provided above, means principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (ii) consistently applied with past financial statements of the Borrowers adopting the same principles, provided that in each case referred to in this definition of "generally accepted accounting principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

     Guaranteed Obligations.  See 13.1.

     Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of 3(2) of ERISA maintained or contributed to by any Borrower or any Guarantor or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

     Guarantors.  See preamble.

     Hazardous Substances.  See 5.16(b).

     Indebtedness. All obligations, contingent and otherwise, that in accordance with GAAP should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (a) all debt and similar monetary obligations (including capitalized leases and operating leases on real property, trucks, and heavy landfill equipment with a term longer than 5 years and all other operating leases with a term longer than 3 years), whether direct or indirect; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (c) all guarantees, endorsements and other contingent obligations in respect of indebtedness of others, whether direct or indirect, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit.

     Interest Period.  With respect to each Eurodollar Loan:

     (a) initially, the period commencing on the date of a conversion from a Base Rate Loan into a Eurodollar Loan or the making of a Eurodollar Loan, and ending one (1), two (2), three (3) or six (6) months thereafter, as the case may be, as the Borrowers may select; and

     (b) thereafter, each subsequent Interest Period shall begin on the last day of the preceding Interest Period, and end one (1), two (2), three (3), or six (6) months thereafter, as the case may be, as the Borrowers may select;

     (c) provided that any Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall be extended to the next Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Eurodollar Business Day.

     Investments. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

     Landfill Development Projects. Projects which involve the initial siting, permitting, and construction of new landfills, excluding the expansion or acquisition of existing landfills.

     Lease Purchase Agreement. The Lease Purchase Agreement in form and substance satisfactory to FNBB to be entered into by and between the Authority and Broadhurst, as such agreement may be amended and in effect from time to time.

     Letters of Credit. Standby Letters of Credit issued or to be issued by the Agent under 3 hereof for the account of any Borrower.

     Letter of Credit Applications. Letter of Credit Applications in such form as may be agreed upon by any Borrower and the Agent from time to time which are entered into pursuant to 3 hereof as such Letter of Credit Applications are amended, varied or supplemented from time to time.

     Letter of Credit Fee.  See 4.1(b).

     Letter of Credit Participation.  See 3.1(b).

     Loan Documents.  This Agreement, the Notes, the Letter of
Credit Applications, the Letters of Credit, the Reimbursement
Agreement, and the Security Documents, each as amended, modified, or supplemented from time to time.

     Loan and Letter of Credit Request.  See 2.6.

     Loans. Revolving credit loans made or to be made by the Banks to the Borrowers pursuant to 2.

     Majority Banks. As of any date, the Banks holding one hundred percent (100%) of the outstanding principal amount of the Loans on such date; and if no such principal is outstanding, the Banks whose aggregate Commitments constitute one hundred percent (100%) of the Total Commitment.

     Maturity Date.  May 31, 1997.

     Maximum Drawing Amount. The maximum aggregate amount from time to time that the beneficiaries may draw under outstanding
Letters of Credit.

     Mortgages. The mortgages and deeds of trust, from the Borrowers to the Agent with respect to the fee and leasehold interests of the Borrowers in the Real Property subject thereto and in form and substance satisfactory to the Agent.

     Multiemployer Plan. Any multiemployer plan within the meaning of 3(37) of ERISA maintained or contributed to by any Borrower or any ERISA Affiliate.

     Notes. The promissory note of the Borrowers evidencing the Loans dated the date of this Agreement and in substantially the form of Exhibit A hereto.

     Obligations. All indebtedness, obligations and liabilities of the Borrowers to the Banks and the Agent, and the Guaranteed Obligations of the Guarantors, individually or collectively, existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans made or Reimbursement Obligations incurred or the Letters of Credit, the Notes or any other instrument at any time evidencing any thereof.

     Operations Agreement.  The Amended and Restated Operations
Agreement dated January 10, 1994 by and between the Authority and Broadhurst with respect to the Wayne County Project.

     Original Credit Agreement. The Revolving Credit Agreement dated as of May 26, 1993 by and among FNBB and the Borrowers, as amended.

     Original Loans.  See 2.1(b).

     PBGC.  The Pension Benefit Guaranty Corporation created by
4002 of ERISA and any successor entity or entities having similar responsibilities.

     Permitted Acquisitions.  See 7.4.

     Permitted Liens.  See 7.2.

     Person. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

     Pricing Ratio. As at the end of any fiscal quarter of the Borrowers, the ratio of (a) Indebtedness of the Borrowers for borrowed money to (b) EBITDA.

     Proforma EBIT. For any period, (a) four times the consolidated net income (or deficit) of the Borrowers for the most recent fiscal quarter plus (b) the aggregate net income for the previous twelve months of any Subsidiaries acquired within the past twelve months or to be acquired (excluding that portion derived from landfill operations the Remaining Permitted Life of which is less than two years after the Maturity Date, but including that portion derived from the operation of the Tri-K landfill prior to September 30, 1995) as if the Subsidiaries had been owned for those twelve months, determined in accordance with GAAP and, with respect to a newly acquired Subsidiary or Subsidiary to be acquired or Subsidiary acquired within those twelve months, by reference to such Subsidiary's financial statements (which have been audited if required by the Securities and Exchange Commission pursuant to Regulation S-X or Form 8-K or which otherwise have been reviewed and analyzed by the Parent in accordance with its standard due diligence practices) as such statements may be adjusted by agreement between the Banks and the Borrowers, plus (c) interest expense, and (b) income tax expense for such period and minus interest income in excess of 5% of total Proforma EBIT.

     Proforma EBITDA. For any period, (a) four times the consolidated net income (or deficit) of the Borrowers for the most recent fiscal quarter plus (b) the aggregate net income for the previous twelve months of any Subsidiaries acquired within the past twelve months or to be acquired (excluding that portion derived from landfill operations the Remaining Permitted Life of which is less than two years after the Maturity Date, but including that portion derived from the operation of the Tri-K landfill prior to September 30, 1995) as if the Subsidiaries had been owned for those twelve months, determined in accordance with GAAP and, with respect to a newly acquired Subsidiary or Subsidiary to be acquired or Subsidiary acquired within those twelve months, by reference to such Subsidiary's financial statements (which have been audited if required by the Securities and Exchange Commission pursuant to Regulation S-X or Form 8-K or which otherwise have been reviewed and analyzed by the Parent in accordance with its standard due diligence practices) as such statements may be adjusted by agreement between the Banks and the Borrowers, plus (c) interest expense, (d) income tax expense, (e) depreciation expense, and (f) amortization expense for such period and minus interest income in excess of 5% of total Proforma EBITDA.

     Proforma Interest Expense. The annual interest obligations at the current rates of interest on existing Indebtedness of the Borrowers (including Letter of Credit Fees) and the Indebtedness to be assumed or incurred in connection with an acquisition.

     Real Property. All real property heretofore, now, or hereafter owned, operated, or leased by the Borrowers.

     Reimbursement Agreement. Reimbursement Agreement to be entered into between the Parent and FNBB regarding the Wayne County Letter of Credit, as amended an in effect from time to time.

     Reimbursement Obligation. The Borrowers' obligation to reimburse the Agent and the Banks on account of any drawing under any Letter of Credit as provided in 3.2.

     Release. Shall have the meaning specified in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601 et seq. ("CERCLA") and the term "Disposal" (or "Disposed") shall have the meaning specified in the Resource Conservation and Recovery Act of 1976, 42 U.S.C. 6901 et seq. ("RCRA") and regulations promulgated thereunder; provided, that in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply as of the effective date of such amendment and provided further, to the extent that the laws of a state wherein the property lies establishes a meaning for "Release" or "Disposal" which is broader than specified in either CERCLA or RCRA, such broader meaning shall apply.

     Remaining Permitted Life. The number of months remaining in any landfill's useful life, determined by dividing (a) the remaining permitted capacity of such landfill by (b) the most recent estimate of the current rate of monthly use.

     Reserve Rate. The rate, expressed as a decimal, at which the Agent or any Bank would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any subsequent or similar regulation relating to such reserve requirements) against "Eurocurrency Liabilities" (as such term is defined in Regulation D), or against any other category of liabilities which might be incurred by the Agent or any Bank to fund Loans bearing interest based on the Eurodollar Rate, if such liabilities were outstanding.

     Security and Pledge Agreement.  The Amended and Restated
Security and Pledge Agreement, dated the Closing Date, among the Borrowers, the Guarantors, and the Agent in form and substance satisfactory to the Agent.

     Security Documents. The Security and Pledge Agreement, the Mortgages, the Assignment of Contracts and Permits, the Agency Agreement and the Agency Agreement Confirmation Letter, each as amended and in effect from time to time, and any additional documents evidencing or perfecting the Agent's lien on the assets of the Borrowers and the stock of the Parent, Green Valley, Mid-State, and the Subsidiaries of the Parent for the benefit of the Banks.

     Subsidiary. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority of the outstanding capital stock or other interest entitled to vote generally.

     Total Commitment.  See 2.1.

     Trust Indenture. The Trust Indenture in form and substance satisfactory to FNBB to be entered into by the Authority and the Trustee with respect to the Wayne County Project.

     Trustee. Nationsbank of Virginia, National Association in its capacity as trustee under the Trust Indenture.

     Wayne County Letter of Credit. The letter of credit to be issued in a principal amount of approximately $7,400,000, plus forty-nine days' interest at the maximum rate provided in the Trust
Indenture by FNBB for the benefit of the Trustee.   Wayne County
Loan
Agreement. The loan agreement to be entered into by and between Broadhurst and the Authority regarding the Bonds in form and substance satisfactory to the Agent.

     Wayne County Project. The solid waste landfill facility to be located at Broadhurst Road, Wayne County, Georgia including all buildings, structures and improvements erected thereon, and all fixtures, attachments, appliances, equipment, machinery or personal property of any kind to be incorporated in or used or intended to be used in connection therewith.

     1.2.  Rules of Interpretation.

     (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

     (b) The singular includes the plural and the plural includes the singular.

     (c) A reference to any law includes any amendment or modification to such law.

     (d) A reference to any Person includes its permitted successors and permitted assigns.

     (e) Accounting terms capitalized but not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

     (f) The words "include", "includes" and "including" are not limiting.

     (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein.

     (h) Reference to a particular "" refers to that section of this Agreement unless otherwise indicated.(i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

     2.  THE REVOLVING CREDIT FACILITY.

     2.1.  Commitment to Lend.

     (a) Subject to the terms and conditions set forth in this Agreement, each of the Banks agrees to lend to the Borrowers and the Borrowers may borrow, repay, and reborrow from time to time between the Closing Date and the Maturity Date, upon notice by the Parent on behalf of Borrowers to the Agent given in accordance with 2.6, such Bank's Commitment Percentage of such sums as are requested up to a maximum aggregate amount (after giving effect to all amounts requested and the Maximum Drawing Amount of all Letters of Credit) not to exceed $40,000,000 at any time, as such amount may be reduced pursuant to 2.2 hereof (the "Total Commitment").
The Loans shall be made pro rata in accordance with each Bank's Commitment Percentage. Each request for a Loan hereunder shall constitute a representation and warranty by the Borrowers that the conditions set forth in 9 and 10, as the case may be, have been satisfied on the date of such request.

     (b) Subject to the terms and conditions set forth herein, each Bank severally agrees that (i) FNBB shall maintain as Loans hereunder, on and immediately after the Closing Date, the outstanding Loans made by FNBB to the Borrowers (the "Original Loans") pursuant to the Original Credit Agreement less Continental's Commitment Percentage of such Original Loans. On the Closing Date, Continental shall purchase by assignment and assumption from FNBB Continental's Commitment Percentage of the Original Loans.

     2.2 Reduction of the Commitment. The Borrowers shall have the right at any time and from time to time upon two (2) Business Days' prior written notice to the Agent and the Banks to reduce by $1,000,000 or an integral multiple thereof or terminate entirely the Total Commitment provided that the Total Commitment shall not be reduced under this 2.2 to an amount which would be less than the Maximum Drawing Amount of all Letters of Credit unless the Borrowers have posted cash collateral pursuant to 3.2(b) hereof. Upon the effective date of any such reduction or termination, the Borrowers shall pay to the Agent for the respective accounts of the Banks the full amount of any Commitment Fee then accrued on the amount of the reduction. No reduction or termination of the Total Commitment once made may be revoked; the portion of the Total Commitment reduced or terminated may not be reinstated; and amounts in respect of such reduced or terminated portion may not be reborrowed.

     2.3 The Notes. The Loans shall be evidenced by the separate promissory notes of the Borrowers in substantially the form of Exhibit A hereto (the "Notes"), dated as of the Closing Date and completed with appropriate insertions. One Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Commitment Percentage of the Total Commitment or, if less, the outstanding amount of all Loans made by such Bank, plus interest accrued thereon, as set forth below. The Borrowers irrevocably authorize each Bank to make or cause to be made, in connection with a Drawdown Date of any Loan or at the time of receipt of any payment of principal on the Note, an appropriate notation on such Bank's records reflecting the making of such Loan or the receipt of such payment (as the case may be). The outstanding amount of the Loans set forth on such Bank's record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount shall not limit or otherwise affect the obligations of the Borrowers hereunder or under any Note to make payments of principal of or interest on any Note when due.

     2.4. Interest on Loans. The outstanding principal amount of the Loans shall bear interest at the rate per annum equal to the Applicable Rate. Interest shall be payable (a) quarterly in arrears on the last Business Day of each calendar quarter for the quarter ending on such date, on all Base Rate Loans, (b) on the last day of the applicable Interest Period, and if such Interest Period is longer than three months, also three months following the commencement of such Interest Period, on all Eurodollar Loans, and
(c) on the Maturity Date for all Loans.

     2.5  Election of Eurodollar Rate; Notice of Election;
Interest Periods; Minimum Amounts. (a) At the Borrowers' option, so long as no Default or Event of Default has occurred and is then continuing, the Borrowers may (i) elect to convert any Base Rate Loan or a portion thereof to a Eurodollar Loan, (ii) at the time of any Loan and Letter of Credit Request, specify that such requested Loan shall be a Eurodollar Loan, or (iii) upon expiration of the applicable Interest Period, elect to maintain an existing Eurodollar Loan as such, provided that the Borrower gives notice to the Agent pursuant to 2.5(b) hereof. Upon determining any Eurodollar Rate, the Agent shall forthwith provide notice thereof to the Borrowers, and each such notice to the Borrowers shall be considered prima facie correct and binding, absent manifest error.

     (b) Three (3) Eurodollar Business Days prior to the making of any Eurodollar Loan or the conversion of any Base Rate Loan to a Eurodollar Loan, or, in the case of an outstanding Eurodollar Loan, the expiration date of the applicable Interest Period, the Borrowers shall give written, telex or telecopy notice received by the Agent not later than 2:00 p.m. (Boston time) of its election pursuant to 2.5(a). Each such notice delivered to the Agent shall specify the aggregate principal amount of the Loans to be borrowed or maintained as or converted to Eurodollar Loans and the requested duration of the Interest Period that will be applicable to such Eurodollar Loan, and shall be irrevocable and binding upon the Borrowers. If the Borrowers shall fail to give the Agent notice of their election hereunder together with all of the other information required by this 2.5(b) with respect to any Loan, whether at the end of an Interest Period or otherwise, such Loan shall be deemed a Base Rate Loan. The Agent agrees to give the Banks prompt notice of any notice received from the Borrowers under this 2.5(b).

     (c) Notwithstanding anything herein to the contrary, the Borrowers may not specify an Interest Period that would extend beyond the Maturity Date.

     (d) All Eurodollar Loans shall be in a minimum amount of not less than $1,000,000. In no event shall the Borrowers have more than seven (7) different maturities of Eurodollar Loans outstanding at any time.

     2.6 Requests for Revolving Credit Loans. The Parent on behalf of the Borrowers shall give to the Agent written notice in the form of Exhibit B hereto (or telephonic notice confirmed by telecopy the same day in the form of Exhibit B hereto) of each Loan requested hereunder (a "Loan and Letter of Credit Request"), together with a Datedown Endorsement, not later than 11:00 a.m. (Boston time) (a) on the proposed Drawdown Date of any Base Rate Loan, or (b) 2:00 p.m. Boston time three Eurodollar Business Days prior to the Drawdown Date of any Eurodollar Loan. Each such notice shall be given by the Parent on behalf of the Borrowers and shall specify the principal amount of the Loan requested and shall include a current Loan and Letter of Credit Request, reflecting the Maximum Drawing Amount of all Letters of Credit outstanding. Each Loan and Letter of Credit Request shall be irrevocable and binding on the Borrowers and shall obligate the Borrowers to accept the Loan requested from the Banks on the proposed Drawdown Date. Each of the representations and warranties made by or on behalf of any of the Borrowers to the Agent and the Banks in this Agreement or any other Loan Document shall be true and correct in all material respects when made and shall, for all purposes of this Agreement, be deemed to be repeated on and as of the date of the submission of any Loan and Letter of Credit Request and on and as of the Drawdown Date of such Loan or the date of issuance of such Letter of Credit (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse and to the extent that such representations and warranties expressly relate to an earlier date).

     2.7.  Funds for Loans.

          (a) Not later than 2:00 p.m. (Boston time) on the proposed Drawdown Date of any Loan, each of the Banks will make available to the Agent, at the Agent's Head Office, in immediately available funds, such Bank's Commitment Percentage of the amount of the requested Loan. Upon receipt from each Bank of such amount, and upon receipt of the documents required by 9 and 10 and the satisfaction of the other conditions set forth herein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Loan made available to the Agent by the Banks. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Loan shall not relieve any other Bank from its several obligation hereunder to make available to the Agent the amount of such other Bank's Commitment Percentage of any requested Loan.

          (b) The Agent may, unless notified to the contrary by any Bank prior to a Drawdown Date, assume that such Bank has made (or, prior to 5:00 p.m. Boston time on such Business Day, will make) available to the Agent on such Drawdown Date the amount of such Bank's Commitment Percentage of the Loan to be made on such Drawdown Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Bank makes available to the Agent such amount on a date after such Drawdown Date, such Bank shall pay to the Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (ii) the amount of such Bank's Commitment Percentage of such Loan, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Bank's Commitment Percentage of such Loan shall become immediately available to the Agent, and the denominator of which is 365.
     A statement of the Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Agent by such Bank. If the amount of such Bank's Commitment Percentage of such Loan is not made available to the Agent by such Bank within three (3) Business Days following such Drawdown Date, the Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Loan made on such Drawdown Date.

     2.8. Maturity of the Loans. The Loans and any unpaid Reimbursement Obligations shall mature and shall be due and payable on the Maturity Date. The Borrowers promise to pay on the Maturity Date, and there shall become absolutely due and payable on the Maturity Date, all Loans and Reimbursement Obligations outstanding on such date, together with any and all accrued and unpaid interest thereon.

     2.9. Mandatory Repayments of the Loans. If at any time the outstanding amount of the Loans plus the Maximum Drawing Amount of all outstanding Letters of Credit exceeds the Total Commitment whether by reduction of the Total Commitment or otherwise, then the Borrowers shall immediately pay the amount of such excess to the Agent for application to the Loans, or if no Loans shall be outstanding, to be held by the Agent as collateral security for the Reimbursement Obligations provided, however, that if the amount of cash collateral held by the Agent pursuant to this 2.9 exceeds the Maximum Drawing Amount the Agent shall return such excess to the Borrowers.

     2.10. Optional Prepayments or Repayments of Loans. Subject to the provisions of 4.8 hereof, the Borrowers shall have the right, at their election, to repay or prepay the outstanding amount of the Loans, as a whole or in part, at any time without penalty or premium. The Borrowers shall give the Agent, no later than 10:00 a.m., Boston time, on the Business Day of such proposed prepayment or repayment, written notice (or telephonic notice confirmed in writing) of any proposed prepayment or repayment pursuant to this 2.10, specifying the proposed date of prepayment or repayment of Loans and the principal amount to be paid.

     3.  LETTERS OF CREDIT.

     3.1.  Letter of Credit Commitment.

          (a) Subject to the terms and conditions hereof and the execution and receipt of a Loan and Letter of Credit Request reflecting the Maximum Drawing Amount of all Letters of Credit (including the requested Letter of Credit) and a Letter of Credit Application at least four Business Days prior to issuance and a Datedown Endorsement at least one Business Day prior to issuance, the Agent, in reliance upon the agreement of the Banks set forth in 3.1(b) hereof and upon the representations and warranties of the Borrowers contained herein, agrees to issue standby letters of credit (or, the case of the Wayne County Letter of Credit, a direct pay letter of Credit), in such form as may be requested from time to time by the Borrowers and agreed to by the Agent; provided, however, that, after giving effect to such request, the aggregate Maximum Drawing Amount of all letters of credit issued at any time under this 3.1 (the "Letters of Credit") shall not exceed the lesser of $10,000,000 or the unused portion of the Total Commitment, and no Letter of Credit shall have an expiration date later than the earlier of (i) one year after the date of issuance of the Letter of Credit, or (ii) thirty (30) days prior to the Maturity Date.

          (b) Each Bank severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Bank's Commitment Percentage thereof, to reimburse the Agent on demand for the amount of each draft paid by the Agent under each Letter of Credit to the extent that such amount is not reimbursed by the Borrowers pursuant to 3.2 (such agreement for a Bank being called herein the "Letter of Credit Participation" of such Bank). Each Bank agrees that its obligation to reimburse the Agent pursuant to this 3.1(b) shall not be affected in any way by any circumstance other than the gross negligence or willful misconduct of the Agent. Upon issuance of the Wayne County
     Letter of Credit, each Bank shall hereby be deemed to have purchased from the Agent a Letter of Credit Participation in the Wayne County Letter of Credit to the extent of such Bank's Commitment Percentage, and the Wayne County Letter of Credit shall be deemed to be a Letter of Credit as defined herein.
     It is hereby acknowledged and agreed that each of the outstanding Letters of Credit described in Schedule 3.1 hereto
     (the "Existing L/Cs") which were issued by FNBB under the Original Credit Agreement shall be permitted to remain outstanding on and after the Closing Date and shall constitute Letters of Credit under this Agreement.

          (c) Each such payment made by a Bank shall be treated as the purchase by such Bank of a participating interest in the Borrowers' Reimbursement Obligation under 3.2 in an amount equal to such payment. Each Bank shall share in accordance with its participating interest in any interest which accrues pursuant to 3.2.

     3.2. Reimbursement Obligation of the Borrowers. In order to induce the Agent to issue, extend and renew each Letter of Credit, the Borrowers hereby agree to reimburse or pay to the Agent with respect to each Letter of Credit issued, extended or renewed by the Agent hereunder as follows:

          (a) if any draft presented under any Letter of Credit is honored by the Agent or the Agent or any Bank otherwise makes payment with respect thereto, (i) the amount paid by the Agent or any Bank under or with respect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Agent or any Bank in connection with any payment made under, or with respect to, such Letter of Credit shall be deemed to be a Loan hereunder.

          (b) upon the reduction (but not termination) of the Total Commitment to an amount less than the Maximum Drawing Amount, an amount equal to such difference, which amount shall be held by the Agent for the benefit of the Banks and the Agent as cash collateral for all Reimbursement Obligations, and

          (c) upon the termination of the Total Commitment, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with 12, an amount equal to the then Maximum Drawing Amount on all Letters of Credit, which amount shall be held by the Agent for the benefit of the Banks and the Agent as cash collateral for all Reimbursement Obligations.

          (d) Each such payment shall be made to the Agent at the Agent's Head Office in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrowers under this 3.2 at any time from the date such amounts become due and payable (whether as stated in this 3.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Agent on demand at the rate specified in 4.6(b) hereof.

     3.3. Letter of Credit Payments. If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Agent shall notify the Borrowers of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. On the date that such draft is paid or other payment is made by the Agent, the Agent shall promptly notify the Borrowers of the amount of any unpaid Reimbursement Obligation. All such unpaid Reimbursement Obligations with respect to Letters of Credit shall be deemed to be Loans.

     3.4. Obligations Absolute. The Borrowers' obligations under this 3 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrowers may have or have had against the Agent or any Bank or any beneficiary of a Letter of Credit. The Borrowers further agree with the Agent and the Banks that the Agent and the Banks shall not be responsible for, and the Borrowers' Reimbursement Obligations under 3.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrowers, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrowers, or against the beneficiary of any Letter of Credit or any such transferee or any other Person. The Agent and the Banks shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrowers agree that any action taken or omitted by the Agent and the Banks under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon the Borrowers and shall not result in any liability on the part of the Agent and the Banks to the Borrowers.

     3.5. Reliance by Agent. To the extent not inconsistent with 3.4, the Agent shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent.

     4.  FEES, PAYMENTS, AND COMPUTATIONS; JOINT AND SEVERAL
LIABILITY.

     4.1.  Fees.

            (a) Commitment Fee. The Borrowers agree to pay to the Banks a commitment fee at the rate of one-half of one percent (1/2%) per annum on the unused portion of the Total Commitment during each calendar quarter or portion thereof from the Closing Date to the Maturity Date (or to the date of termination in full of the Total Commitment, if earlier).
  This commitment fee shall be payable quarterly in arrears on the last day of each calendar quarter for the calendar quarter ending on such date, commencing on June 30, 1994, with a final payment on the Maturity Date.

            (b) Letter of Credit Fee. The Borrowers shall pay a fee (the "Letter of Credit Fee") to the Agent equal to (a) one and one-half percent (1 1/2%) per annum of the Maximum Drawing
  Amount of each Letter of Credit backing performance bonds of the Borrowers and (b) two percent (2%) per annum of the Maximum Drawing Amount of all other Letters of Credit
  (including Letters of Credit backing landfill closure obligations), from the date of issuance of such Letter of Credit to its expiration date. Such Letter of Credit Fee shall be payable in arrears on the last day of each calendar quarter for the quarter ending on such date, and on the Maturity Date. The Agent's customary issuance fee, payable in accordance with the Agent's customary practice shall be payable on the date of issuance of any Letter of Credit. The issuance fee and a portion of the Letter of Credit Fee equal to one-fourth of one percent (1/4%) of the Maximum Drawing
  Amount shall be retained by the Agent, and the remainder of the Letter of Credit Fee shall be shared by the Banks pro-rata in accordance with their Commitment Percentages.

          (c) Closing Fee. The Borrowers shall pay to the Banks closing fee equal to one-half of one percent of the increase in the Total Commitment ($100,000), on the Closing Date,
  $75,000 of which shall be for the account of Continental and $25,000 of which shall be for the account of FNBB.

     4.2.  Payments.

          (a) All payments of principal, interest, Reimbursement Obligations, fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, received at the Agent's head office in immediately available funds by 12:00 p.m. on any due date.

          (b) All payments by the Borrowers hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrowers are compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrowers with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrowers will pay to the Agent or the Banks, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Agent or the Banks to receive the same net amount which the Agent or the Banks would have received on such due date had no such obligation been imposed upon the Borrowers. The Borrowers will deliver promptly to the Agent or the Banks certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrowers hereunder or under such other Loan Document.

     4.3. Computations. All computations of interest on Eurodollar Loans shall be based on a 360-day year and paid for the actual number of days elapsed. All other computations of interest on the Loans and of Letter of Credit Fees or other fees shall, unless otherwise expressly provided herein, be based on a 365 or 366-day year and paid for the actual number of days elapsed.
Except as otherwise provided in the definition of the term "Interest Period," whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension.

     4.4 Capital Adequacy. If any present or future law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) or the interpretation thereof by a court or governmental authority with appropriate jurisdiction affects the amount of capital required or expected to be maintained by the Agent or any Bank or any corporation controlling the Agent or any Bank and the Agent or such Bank determines that the amount of capital required to be maintained by it is increased by or based upon the existence of the Loans, the Letters of Credit, or commitment with respect thereto, then the Agent or such Bank may notify the Borrowers of such fact. To the extent that the costs of such increased capital requirements are not reflected in the Base Rate (if relating to Base Rate Loans), the Borrowers and the Agent or such Bank shall thereafter attempt to negotiate in good faith, within thirty (30) days of the day on which the Borrowers receive such notice, an adjustment payable hereunder that will adequately compensate the Agent or such Bank in light of these circumstances. If the Borrowers and the Agent or such Bank are unable to agree to such adjustment within thirty (30) days of the date on which the Borrowers receive such notice, then commencing on the date of such notice (but not earlier than the effective date of any such increased capital requirement), the fees payable hereunder shall increase by an amount that will, in the Agent's or such Bank's reasonable determination, provide adequate compensation. The Agent or such Bank shall allocate such cost increases among its customers in good faith and on an equitable basis.

     4.5. Certificate. A certificate setting forth any additional amounts payable pursuant to 4.4 and a reasonable explanation of such amounts which are due, submitted by the Agent or any Bank to the Borrowers, shall be conclusive, absent manifest error, that such amounts are due and owing.

     4.6. Interest on Overdue Amounts. Overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to the Base Rate plus 4% until such amount shall be paid in full (after as well as before judgment).

     4.7. Interest Limitation. Notwithstanding any other term of this Agreement or any Note or any other document referred to herein or therein, the maximum amount of interest which may be charged to or collected from any person liable hereunder or under any Note by the Agent or any Bank shall be absolutely limited to, and shall in no event exceed, the maximum amount of interest which could lawfully be charged or collected under applicable law (including, to the extent applicable, the provisions of Section 5197 of the Revised Statutes of the United States of America, as amended, 12 U.S.C. Section 85, as amended), so that the maximum of all amounts constituting interest under applicable law, howsoever computed, shall never exceed as to any person liable therefor such lawful maximum, and any term of this Agreement, the Note, the Letter of Credit Applications, or any other document referred to herein or therein which could be construed as providing for interest in excess of such lawful maximum shall be and hereby is made expressly subject to and modified by the provisions of this paragraph.


     4.8. Eurodollar Indemnity. The Borrowers agree to indemnify the Agent and the Banks and to hold them harmless from and against any loss, cost or expenses (including loss of anticipated profits) that the Agent or any Bank may sustain or incur as a consequence of
(a) default by the Borrowers in payment of the principal amount of or any interest on any Eurodollar Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by the Agent or any Bank to lenders of funds obtained by it in order to maintain its Eurodollar Loans, or (b) default by the Borrowers in making a borrowing or conversion after the Borrowers have given (or are deemed to have given) notice pursuant to 2.5 or 2.6, the making of any payment of a Eurodollar Loan or the making of any conversion of any such Eurodollar Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by the Agent or any Bank to lenders of funds obtained by it in order to maintain any such Loans.

     4.9.  Illegality; Inability to Determine Eurodollar
Rate.  Notwithstanding any other provision of this Agreement, if
(a) the introduction of, any change in, or any change in the interpretation of, any law or regulation applicable to the Agent shall make it unlawful, or any central bank or other governmental authority having jurisdiction thereof shall assert that it is unlawful, for the Agent or any Bank to perform its obligations in respect of any Eurodollar Loans, or (b) if the Agent or any Bank shall reasonably determine with respect to Eurodollar Loans that
(i) by reason of circumstances affecting any Eurodollar interbank market, adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate which would otherwise be applicable during any Interest Period, or (ii) deposits of Dollars in the relevant amount for the relevant Interest Period are not available to the Agent or such Bank in any Eurodollar interbank market, or (iii) the Eurodollar Rate does not or will not accurately reflect the cost to the Agent or such Bank of obtaining or maintaining the applicable Eurodollar Loans during any Interest Period, then the Agent shall promptly give telephonic, telex or cable notice of such determination to the Borrowers (which notice shall be conclusive and binding upon the Borrowers). Upon such notification by the Agent, the obligation of the Banks to make Eurodollar Loans shall be suspended until the Agent and the affected Bank(s) determine that such circumstances no longer exist, and the outstanding Eurodollar Loans shall continue to bear interest at the applicable rate based on the Eurodollar Rate until the end of the applicable Interest Period, and thereafter shall be deemed converted to Base Rate Loans in loans equal principal amounts.

     4.10. Additional Costs, Etc. If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to the Agent or any Bank by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall impose on the Agent or any Bank any tax, levy, impost, duty, charge fees, deduction or withholdings of any nature or requirements with respect to this Agreement, the other Loan Documents, the Loans, the Total Commitment, the Letters of Credit or any class of loans or commitments or letters of credit of which any of the Loans, the Total Commitment or the Letters of Credit forms a part, and the result of any of the foregoing is:

          (i) to increase the cost to the Agent or any Bank of making, funding, issuing, renewing, extending or maintaining the Loans, the Total Commitment, or the Letters of Credit; or

         (ii) to reduce the amount of principal, interest or other amount payable to the Agent or any Bank hereunder on account of the Total Commitment, the Loans, drawings under the Letters of Credit, or

        (iii) to require the Agent or any Bank to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by the Agent or any Bank from the Borrowers hereunder, then, and in each such case, the Borrowers will, upon demand made by the Agent or any Bank at any time and from time to time and as often as the occasion therefor may arise, pay to the Agent or such Bank such additional amounts as will be sufficient to compensate the Agent or such Bank for such additional cost, reduction, payment or foregone interest or other sum (after the Agent or such Bank shall have allocated the same fairly and equitably among all customers of any class generally affected thereby).

     4.11.  Concerning Joint and Several Liability of the
Borrowers.

          (a) Each of the Borrowers is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Agent and the Banks under this Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each other Borrower to accept joint and several liability for the Obligations.

          (b) Each of the Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this 4.11), it being the intention of the parties hereto that all the Obligations shall be the joint and several Obligations of each of the Borrowers without preferences or distinction among them.

          (c) If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligation.

          (d) The Obligations of each of the Borrowers under the provisions of this 4.11 constitute full recourse Obligations of each of the Borrowers enforceable against each such corporation to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstance whatsoever.

          (e) Except as otherwise expressly provided in this Agreement, each of the Borrowers hereby waives notice of acceptance of its joint and several liability, notice of any Loans made under this Agreement, notice of any action at any time taken or omitted by the Agent or any Bank under or in respect of any of the Obligations, and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement. Each of the Borrowers hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Agent or any Bank at any time or times in respect of any default by any of the Borrowers in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by the Agent or any Bank in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any of the Borrowers. Without limiting the generality of the foregoing, each of the Borrowers assents to any other action or delay in acting or failure to act on the part of the Agent or any Bank with respect to the failure by any of the Borrowers to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this 4.11, afford grounds for terminating, discharging or relieving any of the Borrowers, in whole or in part, from any of its Obligations under this 4.11, it being the intention of each of the Borrowers that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of such Borrowers under this
     4.11 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each of the Borrowers under this 4.11 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, re-construction or similar proceeding with respect to any of the Borrowers, the Agent, or any Bank. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any of the Borrowers, the Agent, or any Bank.

          (f) The provisions of this 4.11 are made for the benefit of the Agent and the Banks and their successors and assigns, and may be enforced in good faith by them from time to time against any or all of the Borrowers as often as occasion therefor may arise and without requirement on the part of the Agent and the Banks first to marshal any of their claims or to exercise any of their rights against any other Borrower or to exhaust any remedies available to them against any other Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this 4.11 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by the Agent or the Banks upon the insolvency, bankruptcy or reorganization of any of the Borrowers, or otherwise, the provisions of this 4.11 will forthwith be reinstated in effect, as though such payment had not been made.

          (g) Each Borrower and each Guarantor shall be liable under this Agreement only for the maximum amount of such liabilities that can be incurred under applicable law without rendering this Agreement, as it relates to such Borrower or such Guarantor, voidable under applicable law relating to fraudulent conveyance and fraudulent transfer, and not for any greater amount. Accordingly, if any provisions of this Agreement creating any obligation of any Borrower or any Guarantor in favor of any Bank or the Agent shall be declared to be invalid or unenforceable in any respect or to any extent, it is the stated intention and agreement of the Borrowers, the Guarantors, the Agent, and the Banks that any balance of the obligation created by such provision and all other obligations of the Borrowers and the Guarantors to the Banks or the Agent created by other provisions of this Agreement shall remain valid and enforceable, and that all sums not in excess of those permitted under applicable law shall remain fully collectible by the Banks and the Agent from the Borrowers and the Guarantors.

     4.12. New Borrowers. Any newly-created Subsidiaries shall become Borrowers hereunder by signing the Notes, entering into an amendment to this Agreement with the other parties hereto providing that such Subsidiary shall become a Borrower hereunder, and providing such other documentation as the Agent may reasonably request including, without limitation, documentation with respect to conditions noted in 9 hereof. In such event, the Agent is hereby authorized by the parties to amend Schedule 1 hereto to include such Subsidiary as a Borrower hereunder.

     5.  REPRESENTATIONS AND WARRANTIES.  The Borrowers and the
Guarantors (where applicable) represent and warrant to the Agent and the Banks that:

     5.1.  Corporate Authority.

            (a)  Incorporation; Good Standing.  Each of the
     Borrowers and the Guarantors (i) is a corporation duly organized, validly existing and in good standing under the laws of its respective state of incorporation, (ii) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (iii) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction in which its property or business as presently conducted or contemplated makes such qualification necessary except where a failure to be so qualified would not have a material adverse effect on the business, assets or financial condition of such Borrower or the Guarantor.

           (b) Authorization. The execution, delivery and performance of its Loan Documents and the transactions contemplated hereby and thereby (i) are within the corporate authority of each of the Borrowers and the Guarantors, (ii) have been duly authorized by all necessary corporate proceedings, (iii) do not conflict with or result in any material breach or contravention of any provision of law, statute, rule or regulation to which any of the Borrowers or the Guarantors is subject or any judgment, order, writ, injunction, license or permit applicable to any of the Borrowers or the Guarantors so as to materially adversely affect the assets, business or any activity of the Borrowers or the Guarantors, and (iv) do not conflict with any provision of the corporate charter or bylaws of the Borrowers or the Guarantors or any agreement or other instrument binding upon the Borrowers or the Guarantors.

           (c) Enforceability. The execution, delivery and performance of the Loan Documents will result in valid and legally binding obligations of the Borrowers and the Guarantors enforceable against each in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

      5.2. Governmental Approvals. The execution, delivery and performance by the Borrowers and the Guarantors of the Loan
Documents and the transactions contemplated hereby and thereby do not require any approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

     5.3. Title to Properties; Leases. The Borrowers own all of the assets reflected in the consolidated balance sheets as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no mortgages, capitalized leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

     5.4.  Financial Statements; Solvency.

          (a) There has been furnished to the Banks consolidated financial statements of the Borrowers dated the Balance Sheet Date. Said balance sheets and statements of operations and cash flow have been prepared in accordance with GAAP, have been inspected by the Accountants, fairly present the financial condition of the Borrowers, on a consolidated basis, as at the close of business on the date thereof and the results of operations for the period then ended, and reflect all accrued all closure and post closure liabilities. There are no contingent liabilities of the Borrowers as of such date involving material amounts, known to the officers of the Borrowers which have not been disclosed in said balance sheets and the related notes thereto, as the case may be.

          (b) The Borrowers (both before and after giving effect to the transactions contemplated by this Agreement) are solvent (i.e., they have assets having a fair value in excess of the amount required to pay their probable liabilities on their existing debts as they become absolute and matured) and have, and expect to have, the ability to pay their debts from time to time incurred in connection therewith as such debts mature.

          (c) The Agent and the Banks have received a true and correct statement identifying total accruals with respect to landfill closure liabilities.

     5.5. No Material Changes, Etc. Since the Balance Sheet Date, there have occurred no material adverse changes in the financial condition or business of the Borrowers as shown on or reflected in the consolidated balance sheet of the Borrowers as at the Balance Sheet Date, or the consolidated statements of income and cash flow for the fiscal year then ended other than changes in the ordinary course of business which have not had any material adverse effect either individually or in the aggregate on the business or financial condition of the Borrowers. Since the Balance Sheet Date, there has not been any Distribution.

     5.6. Franchises, Patents, Copyrights, Etc. Each of the Borrowers possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.

     5.7. Litigation. Except as shown on Schedule 5.7 hereto, there are no actions, suits, proceedings or investigations of any kind pending or threatened against any Borrower before any court, tribunal or administrative agency or board which, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of the Borrowers, considered as a whole, or materially impair the right of the Borrowers, considered as a whole, to carry on business substantially as now conducted, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet or which question the validity of any of the Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

     5.8. No Materially Adverse Contracts, Etc. None of the Borrowers is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Borrowers' officers has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Borrowers as a whole. None of the Borrowers is a party to any contract or agreement which in the judgment of the Borrowers' officers has or is expected to have any materially adverse effect on the business of the Borrowers as a whole, except as otherwise reflected in adequate reserves.

     5.9. Compliance With Other Instruments, Laws, Etc. None of the Borrowers is violating any provision of its charter documents or by-laws or any agreement or instrument by which any of them may be subject or by which any of them or any of their properties may be bound or any decree, order, judgment, or any statute, license, rule or regulation, in a manner which could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of any of the Borrowers.

     5.10. Tax Status. The Borrowers have made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject (unless and only to the extent that any Borrower has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes); and have paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith; and have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrowers know of no basis for any such claim.

     5.11. No Event of Default. No Default or Event of Default has occurred and is continuing.

     5.12. Holding Company and Investment Company Acts. None of the Borrowers is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is any of them a "registered investment company", or an "affiliated company" or a "principal underwriter" of a "registered investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

     5.13. Absence of Financing Statements, Etc. To our knowledge, except as contemplated by 7.2 of this Agreement, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, which purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of any of the Borrowers or rights thereunder.

     5.14. Employee Benefit Plans.

          (a) In General. Except as shown on or reflected in the financial statements of the Borrowers provided to the Banks pursuant to 5.4(a) hereof and in the financial statements, reports, and other information provided to the Banks pursuant to 6.4 hereof, each Employee Benefit Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions.

          (b) Terminability of Welfare Plans. Under each Employee Benefit Plan which is an employee welfare benefit plan within the meaning of 3(1) or 3(2)(B) of ERISA, no benefits are due unless the event giving rise to the benefit entitlement occurs prior to plan termination (except as required by Title I, part 6 of ERISA.) Each Borrower or ERISA Affiliate, as appropriate, may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of such Borrower or ERISA Affiliate without liability to any Person.

          (c) Guaranteed Pension Plans. None of the Borrowers is a sponsor of, or contributor to, a Guaranteed Pension Plan.

          (d) Multiemployer Plans. No Borrower nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under 4201 of ERISA or as a result of a sale of assets described in 4204 of ERISA. No Borrower nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or is insolvent under and within the meaning of 4241 or 4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under 4041A of ERISA.

     5.15. Use of Proceeds. The proceeds of the Loans shall be used for working capital, capital expenditures, general corporate purposes and Permitted Acquisitions. No proceeds of the Loans shall be used in any way that will violate Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

     5.16. Environmental Compliance. The Borrowers have taken all reasonable steps to investigate the past and present condition and usage of the Real Properties and the operations conducted thereon and, based upon such diligent investigation, have determined that, except as shown on Schedule 5.16 hereto:

          (a) None of the Borrowers is in current violation, or alleged violation, of any judgment, decree, order, law, permit, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (the "Environmental Laws"), which violation would have a material adverse effect on the business, assets or financial condition of the Borrowers on a consolidated basis.

          (b) None of the Borrowers has received notice from any third party including, without limitation: any federal, state or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. 6903(5), any hazardous substances as defined by 42 U.S.C. 9601(14), any pollutant or contaminant as defined by 42 U.S.C. 9601(33) and any toxic substance, methane gas, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that any Borrower conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, legal or administrative proceeding arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances.

          (c) (i) No portion of the Real Property has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on such properties; (ii) in the course of any activities conducted by the Borrowers, or operators of the Real Property, no Hazardous Substances have been generated or are being used on such properties except in accordance with applicable Environmental Laws; (iii) there have been no unpermitted Releases or threatened Releases of Hazardous Substances on, upon, into or from the Real Property, which Releases would have a material adverse effect on the value of such properties; (iv) to the best of the Borrowers' knowledge, there have been no Releases on, upon, from or into any real property in the vicinity of the Real Property which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, such properties; and (v) in addition, any Hazardous Substances that have been generated on the Real Property have been transported offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrowers' knowledge, operating in compliance with such permits and applicable Environmental Laws.

          (d) The Borrowers further represent that they have provided to, or for examination by, the Agent or its environmental engineer, true and complete copies of all material documents, reports, site assessments, data, communication and other materials in any of their possession or to which they have access, which contain information with respect to material environmental liabilities of the Borrowers related to compliance with Environmental Laws or conditions at the Real Property, and the Borrowers have disclosed all material environmental liabilities at such Real Property on
     Schedule 5.16 hereto.

          (e) except for landfill closure requirements, none of the Real Property is or shall be subject to any applicable environmental clean-up responsibility law or environmental restrictive transfer law or regulation, by virtue of the transactions set forth herein and contemplated hereby.

     5.17. Perfection of Security Interests. All filings, assignments, pledges and deposits of documents or instruments have been made and all other actions have been taken that are necessary under applicable law, or reasonably requested by the Agent, to establish and perfect the Agent's security interests in the Collateral as described in the Security Documents for the benefit of the Banks. The Collateral and the Agent's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses, except for Permitted Liens. The Borrowers and the Guarantors are the owners of the Collateral free from any lien, security interest, encumbrance and any other claim or demand, except for Permitted Liens.

     5.18. Certain Transactions. Except for (a) arm's length transactions pursuant to which the Borrowers make payments in the ordinary course of business upon terms no less favorable than the Borrowers could obtain from third parties, and (b) transactions which do not involve an aggregate amount of more than $400,000 in any fiscal year, none of the officers, directors, or employees of the Borrowers are presently a party to any transaction with the Borrowers (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrowers, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

     5.19.  Subsidiaries.

          (a) Schedule 1 sets forth a complete and accurate list of the Parent and its Subsidiaries, including the name and jurisdiction of incorporation, together with the number of authorized and outstanding shares of each. Each Subsidiary is wholly owned by the Parent, and Green Valley and the Parent are wholly-owned by AHC. AHC and Mid-State are wholly-owned by ARI. Each of ARI, AHC, the Parent and the Guarantors has good and marketable title to all of the shares it purports to own of the stock of each Subsidiary, the Parent, Green Valley, Mid-State, and AHC, as the case may be, free and clear in each case of any lien. All such shares have been duly issued and are fully paid and non-assessable. Except as set forth on
     Schedule 1, none of the Borrowers is engaged in any joint venture or partnership with any other Person.

          (b) Except as described on Schedule 1, no Person has outstanding any rights (either pre-emptive or other) or options (except for the options for common stock issued to management employees, in accordance with a bona fide option plan approved by the Board of Directors of the Parent or the Guarantors) to subscribe for or purchase from the Borrowers, or any warrants or other agreements providing for or requiring the issuance by the Borrowers of, any capital stock or any securities convertible into or exchangeable for its capital stock.

     5.20. True Copies of Charter and Other Documents. The Borrowers have furnished the Agent copies, in each case true and complete as of the Closing Date, of (a) all charter and other incorporation documents (together with any amendments thereto) and
(b) by-laws (together with any amendments thereto).

     5.21. Disclosure. No representation or warranty made by the Borrowers or the Guarantors in this Agreement or in any agreement, instrument, document, certificate, statement or letter furnished to the Agent or any Bank by or on behalf of or at the request of the Borrowers in connection with any of the transactions contemplated by the Loan Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which they are made.

     5.22. Deposit Accounts. The Borrowers maintain the deposit accounts listed on Schedule 5.22 hereto and no other deposit accounts other than (a) the accounts maintained at the Agent's head office and at Continental's head office (the "Depository Accounts"), and (b) miscellaneous accounts maintained by the Subsidiaries of the Parent, provided that no one such account may have a balance of greater than $10,000 at any time, and provided further that the aggregate balance in all such accounts may at no time exceed $250,000. The aggregate amount of collected funds held in each such deposit account at the close of any Business Day shall not exceed the amount specified for such account on Schedule 5.22; any amounts in excess of the amounts specified in Schedule 5.22 shall be immediately transferred to the Depository Accounts.

     5.23. Permits and Governmental Authority. Except as disclosed in Schedule 5.23, all permits required for the construction and operation of all landfills currently owned, operated or being developed by the Borrowers have been obtained and remain in full force and effect and are not subject to any appeals or further proceedings or to any unsatisfied conditions that may allow material modification or revocation. The Borrowers are not in violation of any such permits.

     5.24. Material Contracts. Schedule 5.24 sets forth a complete list of all material contracts and agreements, including, without limitation, (a) all landfill operations agreements, (b) all contracts with municipalities for trash collection and hauling, and
(c) all tipping contracts (in the case of (b) and (c) above, to the extent any contract generates revenues of at least $500,000 per year) to which any Borrower is a party.

     6.  AFFIRMATIVE COVENANTS OF THE BORROWERS AND THE
GUARANTORS. The Borrowers and the Guarantors, where applicable, jointly and severally covenant and agree that, so long as any Loan, any Note, any Letter of Credit, or any Obligation is outstanding or the Banks have any obligation to make Loans or the Agent has any obligation to issue, extend, or renew any Letters of Credit hereunder:

     6.1. Punctual Payment. The Borrowers will duly and punctually pay or cause to be paid the principal and interest on the Loans, all Reimbursement Obligations, fees and other amounts provided for in this Agreement and the other Loan Documents, all in accordance with the terms of this Agreement and such other Loan Documents.

     6.2. Maintenance of Office. The Borrowers will maintain their chief executive offices at 771 Corporate Drive, Lexington, Kentucky 40503 or at such other place in the United States of America as the Borrowers shall designate upon 30 days prior written notice to the Banks.

     6.3. Records and Accounts. The Borrowers will keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP and with the requirements of all regulatory authorities and maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties, all other contingencies, and all other proper reserves.

     6.4.  Financial Statements, Certificates and
Information.  The Borrowers will deliver to the Banks:

          (a) as soon as practicable, but, in any event not later than 90 days after the end of each fiscal year of the Borrowers, the consolidated and consolidating balance sheets of Borrowers as at the end of such year, statements of cash flows, and the related consolidated and consolidating statements of operations, each setting forth in comparative form the figures for the previous fiscal year, all such consolidated and consolidating financial statements to be in reasonable detail, prepared, in accordance with GAAP and, with respect to the consolidated financial statements, certified by Arthur Andersen or by other independent auditors, selected by the Parent and satisfactory to the Banks (the "Accountants"). In addition, simultaneously therewith, the Borrowers shall use their best efforts to provide the Banks with a written statement from such Accountants to the effect that they have read a copy of this Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; provided, that such Accountants shall not be liable to the Banks for failure to obtain knowledge of any Default or Event of Default;

          (b) as soon as practicable, but in any event not later than 45 days after the end of each fiscal quarter of the Borrowers, copies of the consolidated balance sheet and statement of operations of the Borrowers as at the end of such quarter, subject to year end adjustments, and the related statement of cash flows, all in reasonable detail and prepared in accordance with GAAP with a certification by the principal financial or accounting officer of the Parent, Mid-State and Green Valley (the "CFO") that the consolidated financial statements are prepared in accordance with GAAP and fairly present the consolidated financial condition of the Borrowers as at the close of business on the date thereof and the results of operations for the period then ended;

          (c) simultaneously with the delivery of the financial statements referred to in (a) and (b) above, (i) a statement in the form of Exhibit C hereto (the "Compliance Certificate") certified by the CFO that the Borrowers are in compliance with the covenants contained in 6, 7 and 8 hereof as of the end of the applicable period setting forth in reasonable detail computations evidencing such compliance, provided that if the Borrowers shall at the time of issuance of such certificate or at any other time obtain knowledge of any Default or Event of Default, the Borrowers shall include in such certificate or otherwise deliver forthwith to the Banks a certificate specifying the nature and period of existence thereof and what action the Borrowers propose to take with respect thereto;
     (ii) an Environmental compliance certificate in the form of Exhibit D, hereto; and (iii) a schedule of landfills that will include the following information: amounts and breakdown of capitalized costs, capacity used, and landfill closure and post-closure accruals and money spent to date on Landfill Development Projects;

          (d) not later than 30 days after the end of each month, copies of the consolidated balance sheet and statement of operations and cash flow statement as at the end of such month, each in reasonable detail and prepared in accordance with GAAP, certified by the CFO;

          (e) contemporaneously with or promptly following the delivery thereof to the board of directors of the Parent, copies of the financial information concerning the Parent in substantially the same form in which such information is supplied to the board of directors of the Parent;

          (f) contemporaneously with, or promptly following, the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of the Guarantors or any of the Borrowers;

          (g) contemporaneously with the filing thereof with the Securities and Exchange Commission, the quarterly and annual financial statements of ARI.

          (h) from time to time such other financial data, including auditors' management letters, and other information as the Banks or the Agent may reasonably request.

     The Borrowers and the Guarantors hereby authorize the Agent and the Banks to disclose any information obtained pursuant to this Agreement to all appropriate governmental regulatory authorities where required by law; provided, however, that the Agent and the Banks shall, to the extent practicable and allowable under law, notify the Borrowers and the Guarantors within a reasonable period prior to the time any such disclosure is made; and provided further, this authorization shall not be deemed to be a waiver of any rights to object to the disclosure by the Agent or any Bank of any such information which any Borrower or the Guarantors has or may have under the federal Right to Financial Privacy Act of 1978, as in effect from time to time.

     6.5. Corporate Existence and Conduct of Business. Except where the failure of a Guarantor or a Borrower to remain so qualified would not materially adversely impair the financial condition of the Borrowers on a consolidated basis, each Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, corporate rights and franchises; effect and maintain its foreign qualifications, licensing, domestication or authorization except as terminated by its Board of Directors in the exercise of its reasonable judgment; and shall not become obligated under any contract or binding arrangement which, at the time it was entered into would materially adversely impair the financial condition of the Borrowers, on a consolidated basis. Each Borrower will continue to engage primarily in the business of collection, transfer, hauling, disposal or recycling of solid waste (excluding hazardous waste as that term is defined in RCRA).

     6.6. Maintenance of Properties. The Borrowers will cause all material properties used or useful in the conduct of their businesses to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrowers may be necessary so that the businesses carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this section shall prevent any Borrower from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of such Borrower, desirable in the conduct of its or their business and which does not in the aggregate materially adversely affect the business of the Borrowers on a consolidated basis.

     6.7. Insurance. The Borrowers will maintain with financially sound and reputable insurance companies, funds or underwriters' insurance of the kinds listed on Exhibit E, covering the risks (other than risks arising out of or in any way connected with personal liability of any officers and directors thereof) and in the relative proportionate amounts usually carried by reasonable and prudent companies conducting businesses similar to that of the Borrowers, including, to the extent it is commercially available, environmental impairment insurance policies in amounts not less than the existing coverage policies maintained by the Borrowers, which are listed in Exhibit E hereto. In addition, the Borrowers will furnish from time to time, upon the Agent's request, a summary of the insurance coverage of each of the Borrowers, which summary shall be in form and substance satisfactory to the Agent and, if requested by the Agent, will furnish to the Agent copies of the applicable policies.

     6.8. Taxes. The Borrowers will each duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges (other than taxes, assessments and other governmental charges imposed by foreign jurisdictions which in the aggregate are not material to the business or assets of any Borrower on an individual basis or of the Borrowers on a consolidated basis) imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies, which if unpaid might by law become a lien or charge upon any of its property; provided, however, that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if such Borrower shall have set aside on its books adequate reserves with respect thereto; and provided, further, that such Borrower will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

     6.9. Inspection of Properties, Books, and Contracts. The Borrowers shall permit the Agent and the Banks or any of their designated representatives, upon reasonable notice, to visit and inspect any of the properties of the Borrowers, to examine the books of account of the Borrowers (including the making of periodic accounts receivable reviews), or contracts (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrowers with, and to be advised as to the same by, their officers, all at such times and intervals as the Agent or any Bank may reasonably request, and the costs thereof shall be at the Borrowers' expense.

     6.10. Review By Consulting Engineer. Upon reasonable notice by the Agent, the Borrowers will permit the Consulting Engineer to review the plans and specifications for, and the operations of, any landfill owned, operated, or proposed to be acquired by any Borrower, and will provide the Consulting Engineer with copies of such documents as the Consulting Engineer may reasonably request. Such review by the Consulting Engineer may include one or more site visits. The reasonable costs of all such reviews by the Consulting Engineer shall be at the Borrowers' sole cost and expense.

     6.11. Compliance with Laws, Contracts, Licenses and Permits; Maintenance of Material Licenses and Permits. Each Borrower will
(i) comply with the provisions of its charter documents and by-laws and all agreements and instruments by which it or any of its properties may be bound; and (ii) comply with all applicable laws and regulations (including Environmental Laws), decrees, orders, judgments, licenses and permits, including, without limitation, all environmental permits hereto ("Applicable Laws"), except where noncompliance with such Applicable Laws would not have a material adverse effect in the aggregate on the consolidated financial condition, properties or businesses of the Borrowers. If at any time while any Note, or any Loan or Letter of Credit is outstanding or the Banks have any obligation to make Loans or the Agent has any obligation to issue, extend, or renew any Letters of Credit hereunder, any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that any Borrower may fulfill any of its obligations hereunder, such Borrower will immediately take or cause to be taken all reasonable steps within the power of such Borrower to obtain such authorization, consent, approval, permit or license and furnish the Banks with evidence thereof.

     6.12. Environmental Indemnification. The Borrowers covenant and agree that they will indemnify and hold the Agent and the Banks harmless from and against any and all claims, expense, damage, loss or liability incurred by the Agent or any Bank (including all reasonable costs of legal representation incurred by the Agent or such Bank) relating to (a) any Release or threatened Release of Hazardous Substances on the Real Property; (b) any violation of any Environmental Laws with respect to conditions at the Real Property or the operations conducted thereon; or (c) the investigation or remediation of offsite locations at which the Borrowers or their predecessors are alleged to have directly or indirectly Disposed of Hazardous Substances. It is expressly acknowledged by the Borrowers that this covenant of indemnification shall survive any foreclosure or any modification, release or discharge of any or all of the Security Documents or the payment of the Loans and shall inure to the benefit of the Agent, the Banks, and their successors and assigns.

     6.13. Further Assurances. The Borrowers will cooperate with the Agent and the Banks and execute such further instruments and documents as the Agent or any Bank shall reasonably request to carry out to the satisfaction of the Agent and the Banks the transactions contemplated by this Agreement, including the execution and delivery of financing statements and, with respect to any real property acquired after the Closing Date, a fully executed mortgage or deed of trust over such real estate, in form and substance satisfactory to the Agent, together with title insurance policies, surveys, evidences of insurances with the Agent named as loss payee and additional insured, legal opinions and other documents and certificates with respect to such real estate as reasonably required by the Agent. The Borrowers further agree that, following the taking of such actions with respect to such real estate, the Agent shall have for the benefit of the Banks and the Agent a valid and enforceable first priority mortgage or deed of trust over such real estate, free and clear of all defects and encumbrances except for Permitted Liens.

     6.14. Notice of Potential Claims or Litigation. The Borrowers shall deliver to the Agent, within 30 days of receipt thereof, written notice of the initiation of any action, claim, complaint, or any other notice of dispute or potential litigation (including without limitation any alleged violation of any Environmental Law), wherein the potential liability is in excess of $500,000, together with a copy of each such notice received by any Borrower.

     6.15. Notice of Certain Events Concerning Insurance and Environmental Claims. (a) The Borrowers will provide the Agent with written notice as to any cancellation or material change in any insurance of any of the Borrowers within ten (10) Business Days after such Borrower's receipt of any notice (whether formal or informal) of such cancellation or change by any of its insurers.

          (b) The Borrowers will promptly notify the Agent in writing of any of the following events:

               (i) upon any Borrower's obtaining knowledge of any violation of any Environmental Law regarding the Real Property or any Borrower's operations which violation could have a material adverse effect on the Real Property or on any Borrower's operations; (ii) upon any Borrower's obtaining knowledge of any potential or known Release, or threat of Release, of any Hazardous Substance at, from, or into the Real Property which it reports in writing or is required to report in writing to any governmental authority and which is material in amount or nature or which could materially affect the value of the Real Property; (iii) upon any Borrower's receipt of any notice of violation of any Environmental Laws or of any Release or threatened Release of Hazardous Substances, including a notice or claim of liability or potential responsibility from any third party (including without limitation any federal, state or local governmental officials) and including notice of any formal inquiry, proceeding, demand, investigation or other action with regard to (A) any Borrower's or any Person's operation of the Real Property, (B) contamination on, from or into the Real Property, or (C) investigation or remediation of offsite locations at which any Borrower or any of their predecessors are alleged to have directly or indirectly Disposed of Hazardous Substances; (iv) upon any Borrower's obtaining knowledge that any expense or loss has been incurred by such governmental authority in connection with the assessment, containment, removal or remediation of any Hazardous Substances with respect to which any Borrower may be liable or for which a lien may be imposed on the Real Property; or (v) any setoff, claims (including, with respect to the Real Estate, environmental claims), withholdings or other defenses to which any of the Collateral, or the Agent's rights with respect to the Collateral, are subject.

     6.16. Response Actions. The Borrowers covenant and agree that if any Release or Disposal of Hazardous Substances shall occur or shall have occurred on the Real Property, the Borrowers will cause the prompt containment and removal of such Hazardous Substances and remediation of the Real Property as necessary to comply with all Environmental Laws or to preserve the value of the Real Property.

     6.17. Environmental Assessments. If the Agent or any Bank in its good faith judgment, after discussion with the Borrowers, has reason to believe that the value of the Real Property may have declined since the Closing Date or that the environmental condition of the Real Property has deteriorated, after reasonable notice by the Agent or such Bank, whether or not an Event of Default shall have occurred, the Agent or such Bank may, from time to time, for the purpose of assessing and ensuring the value of the Real Property, obtain one or more environmental assessments or audits of the Real Property prepared by a hydrogeologist, an independent engineer or other qualified consultant or expert approved by the Agent or such Bank to evaluate or confirm (i) whether any Hazardous Substances are present in the soil or water at the Real Property and (ii) whether the use and operation of the Real Property complies with all Environmental Laws. Environmental assessments may include without limitation detailed visual inspections of the Real Property including, without limitation, any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, surface water samples and ground water samples, as well as such other investigations or analyses as the Agent or such Bank deems appropriate. The reasonable costs of all such environmental assessments shall be at the sole cost and expense of the Borrowers.

        6.18. Notice of Default. The Borrowers will promptly notify the Agent in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or any other note, evidence of indebtedness, indenture or other obligation evidencing indebtednesses in excess of $250,000 as to which any Borrower is a party or obligor, whether as principal or surety, the Borrowers shall forthwith give written notice thereof to the Agent, describing the notice of action and the nature of the claimed default. The Borrowers shall immediately notify the Agent of any breach or claimed breach of any landfill or recycling center franchise operating agreements.

        6.19.  Closure and Post Closure Liabilities.  The
Borrowers will at all times adequately disclose and accrue, in accordance with GAAP and as required by applicable Environmental Laws or securities laws, all closure and postclosure liabilities with respect to the landfill operations conducted by the Borrowers.

        7.  CERTAIN NEGATIVE COVENANTS OF THE BORROWERS.  The
Borrowers agree that, so long any Loan, as any Note, or any Obligation is outstanding or the Banks have any obligation to make Loans or the Agent has any obligation to issue, extend or renew any Letters of Credit hereunder:

        7.1 Restrictions on Indebtedness. None of the Borrowers shall become or be a guarantor or surety of, or otherwise create, incur, assume, or be or remain liable, contingently or otherwise, with respect to any Indebtedness, or become or be responsible in any manner (whether by agreement to purchase any obligations, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services or otherwise) with respect to any undertaking or Indebtedness of any other Person, or incur any Indebtedness other than:

       (a) Indebtedness to the Banks and the Agent arising under this Agreement or the Loan Documents;

       (b)  Other existing Indebtedness listed on Schedule
     7.1(c) hereto, on the terms and conditions in effect as of the date hereof, together with any renewals, extensions or refinancings thereof on terms which are not materially different than those in effect as of the date hereof;

       (c) Current liabilities incurred in the ordinary course of business not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

       (d) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of 6.8 and Indebtedness of the Borrowers secured by liens of carriers, warehousemen, mechanics and materialmen permitted by 7.2;

       (e) Indebtedness in respect of judgments or awards which have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which any Borrower shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review and in respect of which the Borrowers have maintained adequate reserves;

       (f) incurrence by any Borrower of guaranty, suretyship or indemnification obligations in connection with such Borrower's performance of services for its respective customers in the ordinary course of its business; and

       (g) Indebtedness of East Carolina Environmental, Inc. in an aggregate amount not to exceed $6,000,000 with respect to the Bertie landfill in form and substance satisfactory to the Banks;

       (h)  Indebtedness of Broadhurst to the Wayne County Solid
     Waste Management Authority in an aggregate amount not to exceed $7,400,000 pursuant to the Wayne County Loan Agreement; and

       (i) Other Indebtedness of the Borrowers incurred after the date hereof through the borrowing of money or the obtaining of credit for purchase money leases or equipment financing, not to exceed an aggregate amount of $2,250,000 for all Borrowers;

  provided however that (x) Ohio County Balefill, Inc. shall not have Indebtedness in an aggregate amount exceeding $800,000, (y) Collection Services, Inc. shall not have Indebtedness in an aggregate amount exceeding $1,200,000, and (z) no other Subsidiary shall have Indebtedness in excess of $250,000 in the aggregate with respect to items (c) through (g), excluding accounts payable arising out of contracts to construct or expand landfills, transfer stations or recycling centers.

        7.2. Restrictions on Liens. None of the Borrowers will create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any property or assets of any character, whether now owned or hereafter acquired, or upon the income or profits therefrom; or transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; or acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; or suffer to exist for a period of more than 30 days after the same shall have been incurred any Indebtedness or claim or demand against it which if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles or chattel paper, with or without recourse, except as follows (the "Permitted Liens"):

       (a) Liens securing Indebtedness permitted under 7.1(i) incurred in connection with the lease or acquisition of property or fixed assets useful or intended to be used in carrying on the business of the Borrowers, provided that such Liens shall encumber only the property or assets so acquired and shall not exceed the fair market value thereof;

       (b) Liens to secure taxes, assessments and other government charges or claims for labor, material or supplies in respect of obligations not overdue;

       (c) Deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

       (d) Liens in respect of judgments or awards, the Indebtedness with respect to which is permitted by 7.1(e);

       (e) Liens of carriers, warehousemen, mechanics and materialmen, and other like liens, in existence less than 120 days from the date of creation thereof in respect of obligations not overdue;

       (f) Encumbrances consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which any Borrower is a party, which defects do not individually or in the aggregate have a material adverse effect on the business of such Borrower individually or of the Borrowers on a consolidated basis;

       (g)  Liens existing as of the date hereof and listed on
     Schedule 7.2(g) on the terms and conditions in effect as of the date hereof;

       (h)  Liens in favor of the Trustee pursuant to the Wayne
     County Security Documents; and

       (i) Liens in favor of the Agent for the benefit of the Banks under the Security Documents.

        7.3. Restrictions on Investments. None of the Borrowers shall make or permit to exist or to remain outstanding any Investment other than:

       (a) Investments in obligations of the United States of America and agencies thereof and obligations guaranteed by the United States of America that are due and payable within one year from the date of acquisition;

       (b) certificates of deposit, time deposits or repurchase agreements which are fully insured or are issued by commercial banks organized under the laws of the United States of America or any state thereof and having a combined capital, surplus, and undivided profits of not less than $100,000,000;

       (c) commercial paper, maturing not more than nine months from the date of issue, provided that, at the time of purchase, such commercial paper is not rated lower than "P-1" by Moody's Investors Service, Inc., or "A-1" by Standard &
     Poor's Corporation;

       (d) Investments by the Parent in any other Person which is a Borrower;

       (e) Other Investments in an aggregate amount outstanding not exceeding $2,000,000 at any time provided that no Borrower shall make any Investment in a Subsidiary that is not wholly-owned by such Borrower.

        7.4. Mergers, Consolidations, Acquisitions, Sales. None of the Borrowers shall be a party to any merger, consolidation or exchange of stock, or purchase or otherwise acquire all or substantially all of the assets or stock of any class of, or any partnership or joint venture interest in, any other Person except a merger or consolidation where the Parent is the surviving corporation, provided such transaction will not otherwise create any Event of Default hereunder, or sell, transfer, convey or lease any assets or group of assets (except sales of equipment in the ordinary course of business) or sell or assign, with or without recourse, any receivables. In addition, the Parent may only purchase or otherwise acquire all of the stock of any Person or all or substantially all of the assets of any other Person, if each of the following conditions have been met: (a) the Agent shall have been provided with a Compliance Certificate demonstrating that the Borrowers are in current compliance with and, giving effect to the proposed acquisition (including any borrowings made or to be made in connection therewith), will not create an Event of Default; (b) the business to be acquired involves the collection, transfer, hauling, disposal or recycling of solid waste (excluding hazardous waste as that term is defined in RCRA); (c) the business to be acquired operates in the continental United States; (d) all of the assets to be acquired shall be placed in an existing or newly created wholly-owned Subsidiary, 100% of the stock of which has been or will be pledged to the Agent for the benefit of the Banks and which is a Borrower or, in the case of a stock acquisition, the acquired company shall become or shall be merged into a wholly-owned Subsidiary of the Parent that is a Borrower; (e) a copy of the purchase agreement, together with audited (if available, or otherwise unaudited) financial statements for any Subsidiary to be acquired or created for the preceding two (2) fiscal years shall have been furnished to the Agent and the Banks; (f) each acquisition of a landfill is preceded by the Parent's standard due diligence practices as set forth in Exhibit F hereto, and (g) the cash consideration to be paid by the Parent in connection with such acquisition (including the amount of all liabilities assumed) does not exceed $2,000,000 (a "Permitted Acquisition").

        7.5. Sale and Leaseback. Except for the sale and leaseback of the site of the Wayne County Project pursuant to the Lease Purchase Agreement, none of the Borrowers shall enter into any arrangement, directly or indirectly, whereby any Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property which such Borrower intends to use for substantially the same purpose as the property being sold or transferred.

        7.6. Restricted Distributions and Redemptions. None of the Borrowers will declare or pay any Distributions (other than Distributions payable solely in common stock of such Borrower) provided that any Borrower that is a Subsidiary of the Parent may pay Distributions to its shareholders so long as no Default or Event of Default exists or would be created by the making of such Distribution. The Borrowers shall not redeem, convert, retire or otherwise acquire shares of any class of capital stock of the Borrowers in aggregate amount in excess of $100,000 in any year. The Borrowers shall not effect or permit any change in or amendment to any document or instrument pertaining to the terms of the Borrowers' capital stock.

        7.7. Landfill Development Expenditures. The Borrowers shall not make or commit to make any expenditures in excess of $2,000,000 in the aggregate in any fiscal year with respect to Landfill Development Projects.

        7.8. Employee Benefit Plans. None of the Borrowers nor any ERISA Affiliate will:

       (a) engage in any "prohibited transaction" within the meaning of 406 of ERISA or 4975 of the Code which could result in a material liability for any Borrower; or

       (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in 302 of ERISA, whether or not such deficiency is or may be waived; or

       (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of any Borrower pursuant to 302(f) or 4068 of ERISA; or

       (d) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of 4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities.

The Borrowers will (i) promptly upon filing the same with the Department of Labor or Internal Revenue Service, furnish to the Agent a copy of the most recent actuarial statement required to be submitted under 103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (ii) promptly upon receipt or dispatch, furnish to the Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under 302, 4041, 4042, 4043, 4063,
4065, 4066 and 4068 of ERISA, or in respect of a Multiemployer Plan, under 4041A, 4202, 4219, or 4245 of ERISA.

        8. FINANCIAL COVENANTS OF THE BORROWERS. The Borrowers agree that, so long as any Loan, any Note, any Obligation, or any Letter of Credit is outstanding or the Banks have any obligation to make Loans or the Agent has any obligation to issue, extend or renew any Letters of Credit hereunder:

        8.1.  Current Ratio.  The ratio of Consolidated Current
Assets to Consolidated Current Liabilities shall not at any time be less than the stated ratio for the respective periods set forth below:

        Period                             Ratio

        Closing Date through 12/31/94      1.25:1

        Thereafter                         1.5:1

        8.2.  Leverage Ratio.  The ratio of Consolidated Total
Liabilities to Consolidated Tangible Net Worth shall not at any time exceed 1.25:1.

     8.3. Interest Coverage Ratios.

          (a) As of the end of any quarter commencing with the fiscal quarter ending June 30, 1994, the ratio of EBIT for the four quarters ending on that date to Consolidated Total
     Interest Expense as at the end of such period shall not be less than 3:1.

          (b) As at the end of any fiscal quarter commencing with the fiscal quarter ending June 30, 1994 the ratio of Proforma EBIT to Proforma Interest Expense shall not be less than the stated ratio for the respective periods set forth below:

          Fiscal Quarter Ending              Ratio

          6/30/94 through 6/30/95            2.25:1

          Thereafter                         2.5:1

     8.4. Fixed Charge Coverage Ratios. (a) As of the end of any fiscal quarter commencing with the fiscal quarter ending June 30, 1994, the ratio of (i) EBITDA to (ii) Consolidated Total Interest Expense plus the current maturities of long term debt shall not be less than 4:1. (b) As of the end of any fiscal quarter commencing with the fiscal quarter ending June 30, 1994, the ratio of (i) Proforma EBITDA to (ii) Proforma Interest Expense plus the current portion or maturities of long term debt shall not be less than the stated ratio for the respective periods set forth below:

          Fiscal Quarter Ending              Ratio

          6/30/94                            2:1

          Thereafter                         2.25:1

     8.5.  Profitable Operations.  The Borrowers will not permit
Consolidated Net Income to be less than $1.00 in any quarter.

     9. CLOSING CONDITIONS. The obligations of the Banks to make the Loans and of the Agent to issue Letters of Credit on the Closing Date and otherwise be bound by the terms of this Agreement shall be subject to the satisfaction of each of the following conditions precedent:

     9.1. Corporate Action. All corporate action necessary for the valid execution, delivery and performance by each Borrower and each Guarantor of the Loan Documents shall have been duly and effectively taken, and evidence thereof satisfactory to the Agent shall have been provided to the Agent.

     9.2. Loan Documents, Etc. Each of the Loan Documents shall have been duly and properly authorized, executed and delivered by the respective parties thereto and shall be in full force and effect in a form satisfactory to the Banks.

     9.3. Certified Copies of Charter Documents. The Agent shall have received from the Borrowers and the Guarantors a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of (a) its charter or other incorporation documents (including certificates of merger and name changes) as in effect on such date of certification, and
(b) its by-laws as in effect on such date.

     9.4. Incumbency Certificate. The Agent shall have received an incumbency certificate, dated as of the Closing Date, signed by duly authorized officers giving the name and bearing a specimen signature of each individual who shall be authorized:
(a) to sign the Loan Documents on behalf of the Borrowers and the Guarantors; (b) to make Loan and Letter of Credit Requests; and
(c) to give notices and to take other action on the Borrowers' and the Guarantors' behalf under the Loan Documents.

     9.5. Validity of Liens. The Security Documents shall be effective to create in favor of the Agent for the benefit of the Banks a legal, valid and enforceable first security interest in and lien upon the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Agent to protect and preserve such security interests shall have been duly effected. The Agent shall have received evidence thereof in form and substance satisfactory to the Agent.

     9.6. UCC Search Results. The Agent shall have received the results of UCC searches with respect to the Collateral owned by the Borrowers indicating no liens other than Permitted Liens and otherwise in form and substance satisfactory to the Agent.

     9.7 Taxes. The Agent shall have received evidence of payment of real estate taxes and municipal charges on all Real
Property not delinquent on or before the Closing Date.

     9.8 Title Insurance. The Agent shall have received mortgagee policies of title insurance or commitments to issue such policies or satisfactory endorsements of existing policies, together with proof of payment of all fees and premiums for such policies or endorsements, from title insurers and in amounts satisfactory to the Agent, insuring the interest of the Agent as first mortgagee under the Mortgages and otherwise subject only to Permitted Liens.

     9.9. Certificates of Insurance. The Agent shall have received (i) a certificate of insurance from an independent insurance broker dated as of the Closing Date, or within 15 days prior thereto, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of the Security Documents and (ii) copies of all policies evidencing such insurance (or certificates therefor signed by the insurer or an agent authorized to bind the insurer).

     9.10. Opinions of Counsel. The Banks shall have received, in form and substance satisfactory to the Banks, (a) from Brown, Todd & Heyburn, an opinion addressed to the Banks, dated the Closing Date regarding corporate matters and due authorization, execution, delivery and enforceability of the Loan Documents, (b) from Brown, Todd & Heyburn, an opinion concerning permitting matters with respect to the landfill owned by Dozit Co., Inc., and (c) from Jones, Cork & Miller an opinion concerning permitting matters with respect to the Wayne County Project..

     9.11. Amendments to Other Agreements. The Banks shall have received evidence of the amendment of all other agreements to which any Borrower or any Guarantors is a party as necessary to (a) permit such Borrower or such Guarantor to enter into this Agreement and the other Loan Documents, (b) maintain the first priority of the Agent's lien on the Collateral for the benefit of the Banks, and (c) subordinate the obligations of the Borrowers under such other agreements to the Obligations on terms and conditions satisfactory to the Banks.

     10.  CONDITIONS OF ALL LOANS.

     The obligations of the Banks to make any Loan and the obligation of the Agent to issue any Letter of Credit on and subsequent to the Closing Date is subject to the following conditions precedent:

     10.1 Representations True; No Event of Default. Each of the representations and warranties of the Borrowers and the Guarantors contained in this Agreement or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of the Loan or the issuance, extension, or renewal of any Letter of Credit with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and changes occurring in the ordinary course of business which singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

     10.2. Performance; No Event of Default. The Borrowers and the Guarantors shall have performed and complied with all terms and conditions herein required to be performed or complied with by them prior to or at the time of any Loan or the issuance, extension, or renewal of any Letter of Credit, and at the time of any Loan, there shall exist no Default or Event of Default or condition which would result in a Default or an Event of Default upon consummation of such Loan or the issuance, extension, or renewal of any Letter of Credit. Each request by the Borrowers for a Loan (including without limitation each request for issuance of a Letter of Credit) subsequent to the first Loan shall constitute certification by the Borrowers that the conditions specified in 10.1 and 10.2 will be duly satisfied on the date of such Loan or Letter of Credit issuance.

     10.3. No Legal Impediment. No change shall have occurred in any law or regulations thereunder or interpretations thereof which in the reasonable opinion of the Agent and each Bank would make it illegal for any Bank to make Loans or for the Agent to issue, extend or renew any Letters of Credit hereunder.

     10.4. Governmental Regulation. The Banks shall have received such statements in substance and form reasonably satisfactory to the Banks as they shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

     10.5. Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Agreement and all documents incident thereto shall have been delivered to the Banks or the Agent, as the case may be as of the date hereof in substance and in form satisfactory to the Banks and the Agent, including without limitation a Letter of Credit and Loan Request in the form attached hereto as Exhibit C, and the Banks and the Agent shall have received all information and such counterpart originals or certified or other copies of such documents as the Banks and the Agent may reasonably request.

     11. COLLATERAL SECURITY. The Obligations and the Guaranteed Obligations shall be secured by a perfected security interest (having, with respect to each category of Collateral, the respective rights and priorities set forth in the Security Documents) in all of the pledged assets of the Borrowers, AHC's stock of the Parent, Mid-State, and Green Valley, and the Parent's stock of its Subsidiaries, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents.

     12.  EVENTS OF DEFAULT; ACCELERATION; TERMINATION OF
COMMITMENT.

     12.1. Events of Default and Acceleration. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice and/or lapse of time, "Defaults") shall occur:

          (a) if the Borrowers shall fail to pay any principal of the Loans when the same shall become due and payable, whether at the Maturity Date or any accelerated date of maturity or at any other date fixed for payment;

          (b) if the Borrowers shall fail to pay any interest or fees or other amounts owing hereunder within five (5)
     Business Days after the same shall become due and payable whether at the Maturity Date or any accelerated date of maturity or at any other date fixed for payment;

          (c) if the Borrowers shall fail to comply with the covenants contained in 6, 7 or 8 hereof or in the Reimbursement Agreement;

          (d) if the Borrowers shall fail to perform any term, covenant or agreement (other than those specified in subsections (a), (b), and (c) above) contained herein or in any of the other Loan Documents (other than the Reimbursement Agreement) within 30 days after written notice of such failure has been given to the Borrowers by the Agent;

          (e) if any representation or warranty contained in this Agreement or in any document or instrument delivered pursuant to or in connection with this Agreement shall prove to have been false in any material respect upon the date when made or repeated;

          (f) if any Borrower or any Guarantor shall fail to pay at maturity, or within any applicable period of grace, any and all obligations for borrowed money or any guaranty with respect thereto in an aggregate amount greater than $250,000, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money in an aggregate amount greater than $250,000 for such period of time as would, or would have permitted (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof; or

          (g) if any Borrower or any Guarantor makes an assignment for the benefit of creditors, or admits in writing its inability to pay or generally fails to pay its debts as they mature or become due, or petitions or applies for the appointment of a trustee or other custodian, liquidator or receiver of any Borrower or any Guarantor or of any substantial part of the assets of any Borrower or the Guarantor or commences any case or other proceeding relating to any Borrower or any Guarantor under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or takes any action to authorize or in furtherance of any of the foregoing, or if any such petition or application is filed or any such case or other proceeding is commenced against any Borrower or any Guarantor and or any Borrower or any Guarantor indicates its approval thereof, consent thereto or acquiescence therein;

          (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating any Borrower or any Guarantor bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any Borrower or any Guarantor in an involuntary case under federal bankruptcy laws as now or hereafter constituted, and such decree or order remains in effect for more than thirty
     (30) days, whether or not consecutive;

          (i) if there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty (30) days, whether or not consecutive, any final judgment against any Borrower or any Guarantor which, with other outstanding final judgments, (x) against the Borrowers exceeds in the aggregate $250,000 or (y) against the Guarantors exceeds in the aggregate $2,500,000, after taking into account any undisputed insurance coverage;

          (j) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Banks shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of any Borrower to the PBGC or the Plan in an aggregate amount exceeding $300,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan; or a trustee shall have been appointed by the United States District Court to administer such Plan; or the PBGC shall have instituted proceedings to terminate such Plan;

          (k) if any of the Loan Documents shall be canceled, terminated, revoked or rescinded or the Agent's security interests in substantially all of the Collateral shall cease to be perfected or shall cease to have the priority contemplated by the Security Documents, otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrowers or the Guarantors or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

          (l) any of the Borrowers shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its business and such order shall continue in effect for more than thirty (30) days;

          (m) there shall occur any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty, which in any such case causes, for more than thirty (30) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Borrowers if such event or circumstance is not covered by business interruption insurance and would have a material adverse effect on the business or financial condition of the Borrowers, taken as a whole;

          (n) there shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by any of the Borrowers if such loss, suspension, revocation or failure to renew would have a material adverse effect on the business or financial condition of such Borrower or on the Borrowers taken as a whole; or

          (o) there shall have occurred any event of default under the Reimbursement Agreement;

  then, and in any such event, so long as the same may be continuing, the Banks may, by notice in writing to the Borrowers and the Guarantors, declare all amounts owing with respect to this Agreement, the Note and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers and the Guarantors; provided that in the event of any Event of Default specified in 12(g) or 12(h), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Banks or the Agent. Upon demand by the Majority Banks after the occurrence of any Event of Default, the Borrowers shall immediately provide to the Agent cash in an amount equal to the aggregate Maximum Drawing Amount of all Letters of Credit outstanding, to be held by the Agent as collateral security for the Obligations.

        12.2. Termination of Commitment. If any Event of Default specified in 12.1(g) or (h) shall occur, any unused portion of the Total Commitment hereunder shall forthwith terminate and the Banks shall be relieved of all obligations to make Loans and the Agent shall be relieved of all further obligations to issue, extend, or renew Letters of Credit. If any other Event of Default shall have occurred and is continuing, or if on any Drawdown Date or other date for issuing, extending or renewing any Letter of Credit the conditions precedent to the making of the Loans to be made on such Drawdown Date or (as the case may be) to issuing, extending or renewing such Letter of Credit on such other date are not satisfied, the Banks may by notice to the Borrowers, terminate the unused portion of the Total Commitment hereunder, and upon such notice being given, such unused portion of the Total Commitment hereunder shall terminate immediately and the Banks and the Agent shall be relieved of all further obligations to make Loans to or issue Letters of Credit for the account of the Borrowers hereunder. No termination of any portion of the Total Commitment hereunder shall relieve the Borrowers of any of their existing Obligations to the Agent or any Bank hereunder or elsewhere.

        12.3. Remedies. If any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to 12.1, the Banks, if owed any amount with respect to the Loans or the Reimbursement Obligations, may proceed to protect and enforce their rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations or the Guaranteed Obligations to the Agent or any Bank are evidenced, including, without limitation, as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any legal or equitable right of the Banks or the Agent. No remedy herein conferred upon the Agent, the Banks or the holder of any Note or purchaser of any Letter of Credit participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

        13.  GUARANTY.

        13.1 Guaranty. For value received and hereby acknowledged and as an inducement to the Banks and the Agent to make the Loans and Letters of Credit available to the Borrowers, each of the Guarantors hereby unconditionally and irrevocably guarantees (a) the full punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of each of the Borrowers now or hereafter existing whether for principal, interest, fees, expenses or otherwise, and (b) the strict performance and observance by the Borrowers of all agreements, warranties and covenants applicable to the Borrowers in the Loan
Documents and (c) the obligations of the Guarantors under the Loan Documents (such Obligations collectively being hereafter referred to as the "Guaranteed Obligations").

        13.2 Guaranty Absolute. The Guarantors guarantee that the Guaranteed Obligations will be paid strictly in accordance with the terms hereof, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Banks or the Agent with respect thereto. The liability of the Guarantors under this guaranty with regard to the Guaranteed Obligations shall be absolute and unconditional irrespective of:

          (a) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other amendment or waiver of or any consent to departure from this Agreement (with regard to such Guaranteed Obligations);

          (b) any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

        (c) any change in ownership of any Borrower or the addition of any new Borrower pursuant to 4.12 hereof;

       (d) any acceptance of any partial payment(s) from any of the Borrowers; or

       (e) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Guarantor in respect of its Obligations hereunder as a guarantor.

  This guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Guaranteed Obligation is rescinded or must otherwise be returned by the Banks upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, all as though such payment had not been made.

        13.3. Effectiveness; Enforcement. The guaranty herein of the Guarantors shall be effective and shall be deemed to be made with respect to each Loan made and each Letter of Credit issued to the Borrowers or any individual Borrower as of the time it is made. No invalidity, irregularity or unenforceability by reason of any bankruptcy or similar law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect any liability of any Borrower, and no defect in or insufficiency or want of powers of any Borrower or irregular or improperly recorded exercise thereof, shall impair, affect, be a defense to or claim against such guaranty. This guaranty is a continuing guaranty and shall (a) survive any termination of this Agreement, and (b) remain in full force and effect until payment in full of, and performance of, all Guaranteed Obligations and all other amounts payable under this guaranty. This guaranty is made for the benefit of the Agent and Banks and their respective successors and assigns, and may be enforced from time to time as often as occasion therefor may arise and without requirement on the part of the Banks or the Agent first to exercise any rights against any individual Borrower, or to resort to any other source or means of obtaining payment of any of the said obligations or to elect any other remedy.

        13.4 Waiver. Except as otherwise specifically provided in any of the Loan Documents, the Guarantors hereby waive promptness, diligence, protest, notice of protest, all suretyship defenses, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this guaranty and any requirement that the Agent and the Banks protect, secure, perfect to ensure any security interest or lien or any property subject thereto or exhaust any right or take any action against any individual Borrower, or any other Person. The Guarantors also irrevocably waive, to the fullest extent permitted by law, all defenses which at any time may be available to it in respect of the Guaranteed Obligations by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect.

        13.5 Expenses. The Guarantors hereby promise to reimburse the Agent for all reasonable out-of-pocket fees and disbursements (including all reasonable attorneys' fees), incurred or expended in connection with the preparation, filing or recording, or interpretation of this Guaranty, the other Loan Documents to which any Guarantor is a party, or any amendment, modification, approval, consent or waiver hereof or thereof, or with the enforcement of any Guaranteed Obligations. The Guarantors will pay any taxes (including any interest and penalties in respect thereof) other than the Agent's federal and state income taxes, payable on or with respect to the transactions contemplated by this Guaranty, the Guarantors hereby agreeing to indemnify the Agent with respect thereto.

        14. SETOFF. Regardless of the adequacy of any collateral, during the continuance of an Event of Default, any deposits or other sums credited by or due from the Agent or any Bank to the Borrowers or the Guarantors and any securities or other property of the Borrowers or the Guarantors in the possession of the Agent or any Bank may be applied to or set off against the payment of the Obligations or Guaranteed Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrowers or the Guarantors to the Agent or any Bank.

        15.  THE AGENT.

        15.1. Authorization. The Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent. The relationship between the Agent and the Banks is and shall be that of agent and principal only, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute the Agent as a trustee for any Bank.

        15.2. Employees and Agents. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrowers.

        15.3. No Liability. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

        15.4. No Representations. The Agent shall not be responsible for the execution or validity or enforceability of this Agreement, the Notes, the Letters of Credit, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrowers or the Guarantors, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes or to inspect any of the properties, books or records of the Borrowers or the Guarantors. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrowers or the Guarantors or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the credit worthiness or financial conditions of the Borrowers or the Guarantors. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

  15.5.  Payments.

       (a) A payment by the Borrowers or the Guarantors to the Agent hereunder or any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Agent agrees promptly to distribute to each Bank such Bank's pro rata share of payments received by the Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents.

       (b) If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

       (c) Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Bank that fails (i) to make available to the Agent its pro rata share of any Loan or to purchase any Letter of Credit Participation or (ii) to comply with the provisions of 15 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrowers or the Guarantors, whether on account of outstanding Loans, unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans and unpaid Reimbursement Obligations. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Loans and unpaid Reimbursement Obligations. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans and unpaid Reimbursement Obligations of the nondelinquent Banks, the Banks' respective pro rata shares of all outstanding Loans and unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

        15.6 Holders of Notes. The Agent may deem and treat the payee of any Note or the purchaser of any Letter of Credit Participation as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

        15.7. Indemnity. The Banks ratably agree hereby to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrower as required by 16), and liabilities of every nature and character arising out of or related to this Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

        15.8. Agent as Bank. In its individual capacity, FNBB shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes and as the purchaser of any Letter of Credit Participations, as it would have were it not also the Agent.

        15.9 Resignation. The Agent may resign at any time by giving sixty (60) days prior written notice thereof to the Banks and the Borrowers. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Agent. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrowers. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a financial institution having a rating of not less than A or its equivalent by Standard & Poor's Corporation. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

        16. EXPENSES. Whether or not the transactions contemplated herein shall be consummated, the Borrowers hereby promise to reimburse the Agent for all reasonable out-of-pocket fees and disbursements (including all reasonable attorneys' fees, collateral evaluation costs and engineering fees), incurred or expended in connection with the preparation, filing or recording, or interpretation of this Agreement, the other Loan Documents, or any amendment, modification, approval, consent or waiver hereof or thereof. The Borrowers further agree to reimburse the Agent and the Banks for all such fees and disbursements expended in connection with the enforcement of any Obligations or the satisfaction of any indebtedness of the Borrowers hereunder or thereunder, or in connection with any litigation, proceeding or dispute hereunder in any way related to the credit hereunder.
The Borrowers will pay any taxes (including any interest and penalties in respect thereof) other than the Banks' federal and state income taxes, payable on or with respect to the transactions contemplated by this Agreement (the Borrowers hereby agreeing to indemnify the Banks with respect thereto).

        17. INDEMNIFICATION. The Borrowers agree to indemnify and hold harmless the Agent and the Banks, as well as the their shareholders, directors, agents, officers, subsidiaries and affiliates, from and against all damages, losses, settlement payments, obligations, liabilities, claims, suits, penalties, assessments, citations, directives, demands, judgments, actions or causes of action, whether statutorily created or under the common law, and reasonable costs and expenses incurred, suffered, sustained or required to be paid by an indemnified party by reason of or resulting from the transactions contemplated hereby, except any of the foregoing which result from the gross negligence or willful misconduct of the indemnified party. In any investigation, proceeding or litigation, or the preparation therefor, the Agent and the Banks shall each be entitled to select its own counsel and, in addition to the foregoing indemnity, the Borrowers agree to pay promptly the reasonable fees and expenses of such counsel. In the event of the commencement of any such proceeding or litigation, the Borrowers shall be entitled to participate in such proceeding or litigation with counsel of their choice at their expense, provided that such counsel shall be reasonably satisfactory to the Agent or such Bank. The covenants of this 17 shall survive payment or satisfaction of payment of amounts owing with respect to the Notes or any other Loan Document.

        18. SURVIVAL OF COVENANTS, ETC. Unless otherwise stated herein, all covenants, agreements, representations and warranties made herein, in the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrowers or the Guarantors pursuant hereto shall be deemed to have been relied upon by the Agent and the Banks, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of the Loans and the issuance, extension or renewal by the Agent of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement, any Letter of Credit or the Note remains outstanding and unpaid or the Banks have any obligation to make any Loans or the Agent has any obligation to issue, extend, or renew any Letters of Credit hereunder. All statements contained in any certificate or other paper delivered by or on behalf of the Borrowers pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrowers or the Guarantors hereunder.

        19.  SYNDICATION AND PARTICIPATION.

       (a) It is understood and agreed that each of the Banks shall have the right to assign at any time all or any portion of its Commitment Percentage of the Total Commitment and interests in the risk relating to any Loans in an amount equal to or greater than $5,000,000, to additional banks or other financial institutions with the consent of the Borrowers (such consent not to be unreasonably withheld), and that each bank or other financial institution which executes and delivers to the Banks and the Borrowers hereunder a counterpart joinder in form and substance satisfactory to the Banks and such bank or financial institution shall, on the date specified in such counterpart joinder, become a party to this Agreement and the other Loan Documents for all purposes of this Agreement and the other Loan Documents, and its Commitment Percentage shall be as set forth in such counterpart joinder. Upon the execution and delivery of such counterpart joinder, (i) the Borrowers shall issue to the bank or other financial institution a
  Note in the amount of such bank's or other financial institution's Commitment Percentage of the Total Commitment dated the Closing Date or such other date as may be specified by the Agent and otherwise completed in substantially the form of Exhibit A; (ii) this Agreement shall be appropriately amended to reflect (x) the status of such bank or financial institution as a party hereto and (y) the status and rights of the Banks and Agent hereunder; and
  (iii) the Borrowers shall take such action as the Agent may reasonably request to perfect any security interests or mortgages in favor of the Banks, including any bank or financial institution which becomes a party to this Agreement.

       (b) Each Bank shall also have the right to assign to, or may grant participations to, one or more banks or other financial institutions in or to all or any part of any Loans owing to such Bank and the Note held by such Bank. The documents evidencing any such assignment or participation may provide that, except with the consent of the bank or financial institution that is a party thereto, such Bank will not consent to (A) the reduction in or forgiveness of the stated principal of or rate of interest on or Commitment Fee with respect to the portion of any Loan subject to such participation or assignment, (B) the extension or postponement of any stated date fixed for payment of principal or interest or Commitment Fee with respect to the portion of any Loan subject to such participation or assignment, or (C) the waiver or reduction of any right to indemnification of such Bank hereunder, or (D) except as otherwise permitted hereunder, the release of any Collateral. Notwithstanding the foregoing, no syndication or participation shall operate to increase the Total Commitment hereunder or otherwise alter the substantive terms of this Agreement.

        20. PARTIES IN INTEREST. All the terms of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto and thereto; provided, that no Borrower shall assign or transfer its rights hereunder without the prior written consent of the Banks.

        21. NOTICES, ETC. Except as otherwise expressly provided in this Agreement, all notices and other communications made or required to be given pursuant to this Agreement or the other Loan Documents shall be in writing and shall be delivered in hand, mailed by United States first-class mail, postage prepaid, or sent by telegraph, telex or telecopier and confirmed by letter, addressed as follows:

       (a)  if to the Borrowers or the Guarantors, at 771
  Corporate Drive, Suite 1000, Lexington, Kentucky 40503,
  Attention: William R. Nelson, telecopy number (606) 223-4718, with a copy to Douglas Striebel, Addington Resources, Inc., 1500 North Big Run Road, Ashland, Kentucky 41102;

       (b)  if to FNBB or the Agent, at 100 Federal Street,
  Boston, Massachusetts 02110, Attention:  A.E. Nancy Howard,
  Director, telecopy number 617-434-2160;

       (c)  if to Continental, at 231 South LaSalle Street,
  Chicago, Illinois 60697, Attention: Robert P. Rospierski, telecopy number 312-828-1974;

  or such other address for notice as shall have last been furnished in writing to the Person giving the notice.

  Any such notice or demand shall be deemed to have been duly given or made and to have become effective (a) if delivered by hand to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer, (b) if sent by registered or certified first-class mail, postage prepaid, five Business Days after the posting thereof, and (c) if sent by telex or cable, at the time of the dispatch thereof, if in normal business hours in the country of receipt, or otherwise at the opening of business on the following Business Day.

        22. MISCELLANEOUS. The rights and remedies herein expressed are cumulative and not exclusive of any other rights which the Banks or the Agent would otherwise have. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

        23. ENTIRE AGREEMENT, ETC. The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in 24 hereof. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon.

        24. Consents, Amendments, Waivers, Etc. Any consent or approval required or permitted by this Agreement to be given by all of the Banks may be given, and any term of this Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrowers or the Guarantors of any terms of this Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrowers and the written consent of the Majority Banks. Notwithstanding the foregoing, the rate of interest on the Notes, the term of the Notes, the amount of the Commitments of the Banks, and the amount of Commitment Fees or Letter of Credit Fees hereunder may not be changed without the written consent of the Borrowers and the written consent of each Bank affected thereby; the definition of Majority Banks may not be amended without the written consent of all of the Banks; and the amount of the Agent's Fee or any Letter of Credit Fees payable for the Agent's account and 15 may not be amended without the written consent of the Agent. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrowers or the Guarantors shall entitle the Borrowers or the Guarantors to other or further notice or demand in similar or other circumstances.

        25. WAIVER OF JURY TRIAL. EACH OF THE BORROWERS AND THE GUARANTORS HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT AS PROHIBITED BY LAW, EACH BORROWER AND EACH GUARANTOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWERS AND THE GUARANTORS
(a) CERTIFY THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE AGENT OR ANY BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE AGENT OR SUCH BANK WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (b) ACKNOWLEDGE THAT THE AGENT AND EACH OF THE BANKS HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY BECAUSE OF, AMONG OTHER THINGS, THE BORROWERS' AND THE GUARANTORS' WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

        26.  GOVERNING LAW.  THIS AGREEMENT AND EACH OF THE OTHER
LOAN DOCUMENTS ARE CONTRACTS UNDER THE
LAWS OF THE COMMONWEALTH
OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN
ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWERS AND THE GUARANTORS CONSENT TO THE JURISDICTION OF ANY OF THE FEDERAL OR
STATE COURTS LOCATED IN THE COMMONWEALTH OF MASSACHUSETTS IN CONNECTION
WITH ANY SUIT TO ENFORCE THE RIGHTS OF THE AGENT OR THE BANKS UNDER THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

     27. SEVERABILITY. The provisions of this Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement under seal as of the date first set forth above.

                              THE BORROWERS:

                              ADDINGTON ENVIRONMENTAL, INC.


                              By:  /s/ William R. Nelson

                              Title: President


                              COLLECTION SERVICES, INC.


                              By:  /s/ William R. Nelson
                              Title: President

                              OHIO COUNTY BALEFILL, INC.


                              By: /s/ William R. Nelson

                              Title: President


                              EPPERSON WASTE DISPOSAL, INC.


                              By: /s/ William R. Nelson

                              Title: President


                              TRI-K LANDFILL, INC.


                              By: /s/ William R. Nelson

                              Title: President



                              UWHARRIE ENVIRONMENTAL, INC.


                              By: /s/ William R. Nelson

                              Title: President




                              GREEN VALLEY ENVIRONMENTAL
                                   CORP.


                              By: /s/ William R. Nelson

                              Title: President




                              EAST CAROLINA ENVIRONMENTAL,
                                INC.


                              By: /s/ William R. Nelson

                              Title: President




                              BROADHURST ENVIRONMENTAL,
                                INC.


                              By: /s/ William R. Nelson

                              Title: President


                              MID-STATE ENVIRONMENTAL, INC.


                              By: /s/ William R. Nelson

                              Title: President



                              DOZIT CO., INC.

                              By: /s/ William R. Nelson

                              Title: President



                              MULLIS TREE SERVICE, INC.


                              By: /s/ William R. Nelson

                              Title: President




                              THE GUARANTORS:

                              ADDINGTON RESOURCES, INC.


                              By: /s/ William R. Nelson

                              Title: Vice President




                              ADDINGTON HOLDING COMPANY,
                                   INC.


                              By: /s/ William R. Nelson

                              Title: Vice President




                              THE BANKS:

                              THE FIRST NATIONAL BANK OF
                                BOSTON, individually and as Agent


                              By: /s/ Ann E. Howard

                              Title: Director


                              CONTINENTAL BANK N.A.


                              By: /s/ Robert P. Rospierski

                              Title: Vice President









                        FIRST AMENDMENT TO
                       AMENDED AND RESTATED
                    REVOLVING CREDIT AGREEMENT

     THIS FIRST AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this "First Amendment") is made and entered into as of the 30th day of June, 1994, by and among ADDINGTON ENVIRONMENTAL, INC., a Kentucky corporation (the "Parent"), GREEN VALLEY ENVIRONMENTAL CORP. ("Green Valley"), MID-STATE ENVIRONMENTAL, INC. ("MidState"), the Subsidiaries of the Parent listed on Schedule 1 hereto, (the "Subsidiaries", the Parent, Green Valley, Mid-State, and such Subsidiaries herein collectively referred to as the "Borrowers"), each of which Borrowers is a Kentucky corporation, and (unless otherwise listed on Schedule 1 hereto) each of which Borrowers has its principal place of business at 771 Corporate Drive, Lexington, Kentucky 40503, ADDINGTON RESOURCES, INC. ("ARI") and ADDINGTON HOLDING COMPANY, INC., ("AHC"), each of which companies is a Delaware corporation with its principal place of business at 1500 North Big Run Road, Ashland, Kentucky 41102 (collectively, the "Guarantors," and, individually, a "Guarantor"), and THE FIRST NATIONAL BANK OF BOSTON ("FNBB"), a national banking association having its principal place of business at 100 Federal Street, Boston, Massachusetts 02110, CONTINENTAL BANK, an Illinois banking corporation (formerly, Continental Bank N.A., a national banking association, hereinafter "Continental") having its principal place of business at 231 South LaSalle Street, Chicago, Illinois 60697 (each a "Bank" and collectively, the "Banks"), and FNBB as agent for the Banks (the "Agent").

     WHEREAS, the Borrowers and FNBB entered into an Amended and Restated Revolving Credit Agreement dated as of May 31, 1994 (the
"Credit Agreement") pursuant to which the Banks extended credit to the Borrowers on the terms set forth therein;

     WHEREAS, the Banks and the Borrowers have agreed to amend the Credit Agreement as hereinafter set forth;

     NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Definitions. Capitalized terms used herein without definition have the meanings ascribed to them in the Credit
Agreement.

     2. Amendment to 2.4. Subclause (a) of 2.4 is hereby deleted in its entirety and the following inserted in place thereof: "(a) monthly in arrears on the first Business Day of each calendar month for the immediately preceding month, on all Base
Rate Loans".

     3.   Amendment 3.1(a).  Section 3.1(a) of the Credit
Agreement is hereby amended by inserting the phrase, ", provided that the Wayne County Letter of Credit shall have an expiration date not later than the Maturity Date" immediately following the phrase, "Maturity Date" in subsection (ii) thereof.

     4.   Ratification, etc.

     Except as expressly amended hereby, the Credit Agreement, the other Loan Documents and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. This First Amendment and the Credit Agreement shall hereafter be read and construed together as a single document, and all references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended by this First Amendment.

     5.   GOVERNING LAW.

     THIS FIRST AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND
SHALL TAKE EFFECT AS A SEALED INSTRUMENT IN ACCORDANCE WITH SUCH
LAWS.

     6. Counterparts. This First Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts taken together shall be deemed to constitute one and the same instrument.
Complete sets of counterparts shall be lodged with the Banks.

     7. Effectiveness. This First Amendment shall become effective upon its execution and delivery by the respective parties hereto.

     8. Entire Agreement. THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL
AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement under seal as of the date first set forth above.

                              THE BORROWERS:

                              ADDINGTON ENVIRONMENTAL, INC.

                              By: /s/ William R. Nelson
                              Title: President


                              COLLECTION SERVICES, INC.

                              By: /s/ William R. Nelson
                              Title: President


                              OHIO COUNTY BALEFILL, INC.

                              By: /s/ William R. Nelson
                              Title: President


                              EPPERSON WASTE DISPOSAL, INC.

                              By: /s/ William R. Nelson
                              Title: President


                              TRI-K LANDFILL, INC.

                              By: /s/ William R. Nelson
                              Title: President


                              UWHARRIE ENVIRONMENTAL, INC.

                              By: /s/ William R. Nelson
                              Title: President


                              GREEN VALLEY ENVIRONMENTAL CORP.

                              By: /s/ William R. Nelson
                              Title: President


                              EAST CAROLINA ENVIRONMENTAL, INC.

                              By: /s/ William R. Nelson
                              Title: President


                              BROADHURST ENVIRONMENTAL, INC.

                              By: /s/ William R. Nelson
                              Title: President


                              MID-STATE ENVIRONMENTAL, INC.

                              By: /s/ William R. Nelson
                              Title: President


                              DOZIT CO., INC.

                              By: /s/ William R. Nelson
                              Title: President


                              MULLIS TREE SERVICE INC.

                              By: /s/ William R. Nelson
                              Title: President


                              THE GUARANTORS:

                              ADDINGTON RESOURCES, INC.

                              By: /s/ William R. Nelson
                              Title: Vice President


                              ADDINGTON HOLDING COMPANY, INC.

                              By: /s/ William R. Nelson
                              Title: Vice President


                              THE BANKS:

                              THE FIRST NATIONAL BANK OF BOSTON,
                              individually and as Agent

                              By: /s/ Ann E. Howard
                              Title: Director


                              CONTINENTAL BANK

                              By: /s/ Paul Frye
                              Title: Senior Vice President


396\sddingto\asc\1stamda.rev
SH032795956






                     SECOND AMENDMENT TO
                    AMENDED AND RESTATED
                 REVOLVING CREDIT AGREEMENT

     THIS SECOND AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this "Second Amendment") is made and entered into as of the 12th day of October, 1994, by and among ADDINGTON ENVIRONMENTAL, INC., a Kentucky corporation (the "Parent"), GREEN VALLEY ENVIRONMENTAL CORP. ("Green Valley"), MID-STATE ENVIRONMENTAL, INC. ("Mid-State"), the Subsidiaries of the Parent listed on Schedule 1 hereto, (the "Subsidiaries", the Parent, Green Valley, Mid-State, and such Subsidiaries herein collectively referred to as the "Borrowers"), each of which Borrowers is a Kentucky corporation, and (unless otherwise listed on Schedule 1 hereto) each of which Borrowers has its principal place of business at 771 Corporate Drive, Lexington, Kentucky 40503, ADDINGTON RESOURCES, INC. ("ARI") and ADDINGTON HOLDING COMPANY, INC., ("AHC"), each of which companies is a Delaware corporation with its principal place of business at 1500 North Big Run Road, Ashland, Kentucky 41102 (collectively, the "Guarantors," and, individually, a "Guarantor"), THE FIRST NATIONAL BANK OF BOSTON ("FNBB"), a national banking association having its principal place of business at 100 Federal Street, Boston, Massachusetts 02110, BANK OF AMERICA ILLINOIS (formerly Continental Bank and Continental Bank N.A.), having its principal place of business at 231 South LaSalle Street, Chicago, Illinois 60697 (each a "Bank" and collectively, the "Banks"), and FNBB as agent for the Banks (the "Agent").

     WHEREAS, the Borrowers and FNBB entered into an Amended and Restated Revolving Credit Agreement dated as of May 31, 1994 as amended June 30, 1994, (the "Credit Agreement") pursuant to which the Banks extended credit to the Borrowers on the terms set forth therein;

     WHEREAS, the Banks and the Borrowers have agreed to amend the Credit Agreement as hereinafter set forth;

     NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Definitions. Capitalized terms used herein without definition have the meanings ascribed to them in the Credit
Agreement.

     2. Amendment to 3.1. The amount $10,000,000 appearing in the fifteenth line of Subclause (a) of 3.1 is hereby amended to $15,000,000.

     3.  Ratification, etc.

     Except as expressly amended hereby, the Credit Agreement, the other Loan Documents and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. This Second Amendment and the Credit Agreement shall hereafter be read and construed together as a single document, and all references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended by this Second Amendment.

     4.  GOVERNING LAW.

     THIS SECOND AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS
AND SHALL TAKE EFFECT AS A SEALED INSTRUMENT IN ACCORDANCE WITH
SUCH LAWS.

     5. Counterparts. This Second Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts taken together shall be deemed to constitute one and the same instrument. Complete sets of counterparts shall be lodged with the Banks.

     6. Effectiveness. This Second Amendment shall become effective upon its execution and delivery by the respective parties hereto.

     7. Entire Agreement. This THE CREDIT loan agreement AS AMENDED represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement under seal as of the date second set forth above.

                              THE BORROWERS:

                              ADDINGTON ENVIRONMENTAL, INC.


                              By: /s/ Stephen Addington

                              Title: Vice President



                              COLLECTION SERVICES, INC.


                              By: /s/ Stephen Addington

                              Title: Vice President



                              OHIO COUNTY BALEFILL, INC.


                              By: /s/ Stephen Addington

                              Title: Vice President



                              EPPERSON WASTE DISPOSAL, INC.


                              By: /s/ Stephen Addington

                              Title: Vice President



                              TRI-K LANDFILL, INC.


                              By: /s/ Stephen Addington

                              Title: Vice President


                              UWHARRIE ENVIRONMENTAL, INC.


                              By: /s/ Stephen Addington

                              Title: Vice President



                              GREEN VALLEY ENVIRONMENTAL
                                   CORP.


                              By: /s/ Stephen Addington

                              Title: Vice President



                              EAST CAROLINA ENVIRONMENTAL,
                                INC.


                              By: /s/ Stephen Addington

                              Title: Vice President



                              BROADHURST ENVIRONMENTAL,
                                INC.


                              By: /s/ Stephen Addington

                              Title: Vice President


                              MID-STATE ENVIRONMENTAL, INC.


                              By: /s/ Stephen Addington

                              Title: Vice President


                              DOZIT CO., INC.


                              By: /s/ Stephen Addington

                              Title: Vice President



                              MULLIS TREE SERVICE, INC.


                              By: /s/ Stephen Addington

                              Title: Vice President



                              THE GUARANTORS:

                              ADDINGTON RESOURCES, INC.


                              By: /s/ R. Douglas Striebel

                              Title:


                              ADDINGTON HOLDING COMPANY,
                                   INC.


                              By:  /s/ R. Douglas Striebel

                              Title:


                              THE BANKS:

                              THE FIRST NATIONAL BANK OF
                              BOSTON, individually and as Agent



                              By:   /s/ Arthur Oberheim

                              Title:   Vice President



                              BANK OF AMERICA ILLINOIS
                              (formerly Continental Bank and
                              Continental Bank N.A.)


                              By:  /s/ Robert P. Rospierski

                              Title:  Vice President








                     THIRD AMENDMENT TO
                    AMENDED AND RESTATED
                 REVOLVING CREDIT AGREEMENT

     THIS THIRD AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT ("Third Amendment") is made and entered into as of the 21st day of February, 1995, by and among ADDINGTON ENVIRONMENTAL, INC., a Kentucky corporation (the "Parent"), GREEN VALLEY ENVIRONMENTAL CORP. ("Green Valley"), MID-STATE ENVIRONMENTAL, INC. ("Mid-State"), the Subsidiaries of the Parent listed on Schedule 1 hereto (the "Subsidiaries", the Parent, Green Valley, Mid-State, and such Subsidiaries herein collectively referred to as the "Borrowers"), each of which Borrowers is a Kentucky corporation, and (unless otherwise listed on Schedule 1 hereto) each of which Borrowers has its principal place of business at 771 Corporate Drive, Lexington, Kentucky 40503, ADDINGTON RESOURCES, INC. ("ARI") and ADDINGTON HOLDING COMPANY, INC., ("AHC"), each of which companies is a Delaware corporation with its principal place of business at 1500 North Big Run Road, Ashland, Kentucky 41102 (collectively, the "Guarantors," and, individually, a "Guarantor"), THE FIRST NATIONAL BANK OF BOSTON ("FNBB"), a national banking association having its principal place of business at 100 Federal Street, Boston, Massachusetts 02110, BANK OF AMERICA ILLINOIS ("BAI") (formerly Continental Bank and Continental Bank N.A.), having its principal place of business at 231 South LaSalle Street, Chicago, Illinois 60697 (each a "Bank" and collectively, the "Banks"), and FNBB as agent for the Banks (the "Agent").

     WHEREAS, the Borrowers, the Guarantors, the Banks and the Agent entered into an Amended and Restated Revolving Credit Agreement dated as of May 31, 1994 as amended June 30, 1994 and October 12, 1994 (the "Credit Agreement"), pursuant to which the Banks extended credit to the Borrowers on the terms set forth therein;

     WHEREAS, the Banks, the Borrowers and the Guarantors have agreed to amend the Credit Agreement as hereinafter set forth which shall include, but in no way be limited to, increasing the maximum aggregate amount available under the facility from $40,000,000 to $50,000,000;

     NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Definitions. Capitalized terms used herein without definition have the meanings ascribed to them in the Credit
Agreement.

     2. Amendments to 1.1. The following amendments are made to 1.1:

     (a) The percentages appearing in the definition of "Commitment Percentage" are amended as follows:

          "Bank                    Percentage
          FNBB                          60%
          Bank of America Illinois      40%;

     (b) The following definition of "Alternate L/C Fee" is added to 1.1:

     "Alternate L/C Fee. The applicable Letter of Credit Fee set forth in the following table:

                       Alternate L/C Fee
                       for letters of credit
                       backing landfill        Alternate L/C Fee
                       closure funds and       for all other
Pricing Ratio          performance bonds       letters of credit


less than 1.5:1         1.0% per annum         2.0% per annum

greater than or         1.25% per annum        2.5% per annum
equal to 1.5:1
but less than
2:1

greater than or         1.375% per annum       2.75% per annum
equal to 2:1
but less than
3:1

greater than or         1.5% per annum         3.0% per annum
equal to 3:1


Any change in or to the Alternate L/C Fee shall be reflected in the next quarterly invoice for Letter of Credit Fees issued by the Agent after receipt by the Banks of financial statements delivered pursuant to 6.4(a) or (b) hereof which indicate a change both in the Pricing Ratio and in the Alternate L/C Fee in accordance with the above table, and the Alternate L/C Fee payable shall be the Alternate L/C Fee in effect on the date of issuance of such invoices.

     (c) The following definition of "Alternate Rate" is added to 1.1:

     "Alternate Rate. The applicable rate per annum of interest on the Loans set forth in the following table:


                       Alternate Rate for      Alternate Rate for
Pricing Ratio          Base Rate Loans         Eurodollar Loans


less than 1.5:1        Base Rate               Eurodollar Rate plus
                                               2.0%

greater than or        Base Rate plus          Eurodollar Rate
equal to 1.5:1         0.50%                   plus 2.5%
but less than
2:1

greater than or        Base Rate plus          Eurodollar Rate
equal to 2:1           0.75%                   plus 2.75%
but less than
or equal to 3:1

greater than           Base Rate plus          Eurodollar Rate
3:1                    1.0%                    plus 3.0%


Any change in the Alternate Rate shall become effective (a) with respect to Base Rate Loans, on the first day after receipt by the Banks of financial statements delivered pursuant to 6.4(a) or (b) hereof which indicate a change both in the Pricing Ratio and in the Alternate Rate in accordance with the above table, and (b) with respect to Eurodollar Loans, on the first day of each Interest Period which begins after receipt by the Banks of such financial statements.";

     (d) The following definition of "Applicable L/C Fee" is added to 1.1:

     "Applicable L/C Fee. The applicable Letter of Credit Fee set forth in the following table:

                   Applicable L/C  Fee
                   for letters of credit
                   backing landfill          Applicable L/C Fee
                   closure funds and         for all other letters
Pricing Ratio      performance bonds              of credit

less than 1.5:1    1.0% per annum            1.75% per annum

greater than or    1.125% per annum          2.25% per annum
equal to 1.5:1
but less than
2:1

greater than or    1.25% per annum           2.5% per annum
equal to 2.2:1
but less than
or equal to 3:1

greater than       1.375% per annum          2.75% per annum
3:1


Any change in the Applicable L/C Fee shall be reflected in the next quarterly invoice for Letter of Credit Fees issued by the Agent after receipt by the Banks of financial statements delivered pursuant to 6.4(a) or (b) hereof which indicate a change in the Pricing Ratio and in the Applicable L/C Fee in accordance with the above table, and the Applicable L/C Fee payable shall be the Applicable L/C Fee in effect on the date of issuance of such invoice.";

     (e)  The table appearing in the definition of "Applicable
Rate" is deleted and the following table is substituted in its place:


                   Applicable Rate           Applicable Rate
                    for Base Rate             for Eurodollar
Pricing Ratio          Loans                      Loans

less than 1.5:1    Base Rate                 Eurodollar Rate
                                             pus 1.75%

greater than or    Base Rate plus            Eurodollar Rate
equal to 1.5:1     0.25%                     plus 2.25%
but less than
or equal to 2:1

greater than       Base Rate plus            Eurodollar Rate
2:1 but less       0.50%                     plus 2.50%
than 3:1

greater than or    Base Rate plus            Eurodollar plus
equal to 3:1       0.75%                     2.75%

; and

     (f) The definition of "Consolidated Net Income" is deleted and the following new definition is substituted in its place:

     "Consolidated Net Income (or Deficit).  The Consolidated
     Net Income (or deficit) of the Borrowers, after deduction of all expenses, taxes, and other proper charges, determined in accordance with GAAP, but excluding
     $2,000,000 in expenses  incurred in the quarter ending
     September 30, 1994."

     3. Amendment to 2.1. The amount "$40,000,000" appearing in the eighth line of subclause (a) of 2.1 is hereby amended to "$50,000,000."

     4.   Amendment to 2.4.  The first sentence 2.4 of the Credit
Agreement is deleted and the following new sentence is substituted in its place:

     "The outstanding principal amount of the Loans shall bear interest at the rate per annum equal to the Applicable Rate provided that the outstanding principal amount of the Loans shall bear interest at the Alternate Rate from the date hereof until such time as either (a) EBITDA, measured for four consecutive quarters, exceeds $11,000,000 or (b) the Borrowers have hired a new President (the "Rate Change Event"). Interest shall be payable (a) monthly in arrears on the first Business Day of each calendar month for the immediately preceding month, on all Base Rate Loans, (b) on the last day of the applicable Interest Period, and if such Interest Period is longer than three months, also three months following the commencement of such Interest Period on all Eurodollar Loans, and (c) on the Maturity Date for all Loans."

     5. Amendment to 3.1. The amount "$15,000,000" appearing in the fifteenth line of subclause (a) of 3.1 is hereby amended to "$20,000,000."

     6. Amendment to 4.1. The first sentence of 4.1(b) is deleted and the following sentence is substituted in its place:

          "The Borrowers shall pay a fee (the "Letter of Credit Fee") to the Agent equal to the Applicable L/C Fee provided that the Letter of Credit Fee shall be equal to the Alternate L/C Fee until the Rate Change Event; provided however, that the fee for the Wayne County Letter of Credit shall in either case be equal to one and one-half percent (1 1/2%) per annum on the Maximum Drawing Amount thereof."

     7. Amendment to 8.1. 8.1 of the Credit Agreement is deleted and the following new 8.1 is substituted in its place:

     "8.1 Current Ratio.  The ratio of Consolidated
     Current Assets to Consolidated Current Liabilities shall not at any time be less than 1.25:1."

     8. Amendment to 8.3. 8.3 of the Credit Agreement is deleted and the following new 8.3 is substituted in its place:

     "8.3 Interest Coverage Ratios.

     (a)  As of the end of any quarter commencing
          with the fiscal quarter ending December 31, 1994, the ratio of EBIT for the four quarters ending on that date to Consolidated Total
          Interest Expense as at the end of such period shall not be less than 2.75:1.

          (b)  As at the end of any fiscal quarter
          commencing with the fiscal quarter ending
          December 31, 1994 the ratio of Proforma EBIT to
          Proforma Interest Expense shall not be less than the stated ratio for the respective periods set forth below:

          Fiscal Quarter Ending              Ratio

          12/31/94 through 12/31/96          2:1

          Thereafter                         2.25:1"

     9. Amendment to 8.4. 8.4 of the Credit Agreement is deleted and the following new 8.4 is substituted in its place:

     "8.4  Fixed Charge Coverage Ratios.
          (a)  As of the end of any fiscal quarter
          commencing with the fiscal quarter ending
          December 31, 1994, the ratio of (i) EBITDA to
          (ii) Consolidated Total Interest Expense plus the current maturities of long term debt shall not be less than 3.5:1.

          (b)  As of the end of any fiscal quarter
          commencing with the fiscal quarter ending
          December 31, 1994, the ratio of (i) Proforma
          EBITDA to (ii) Proforma Interest Expense plus
          the current portion or maturities of long term
          debt shall not be less than the stated ratio for
          the respective periods set forth below:
          Fiscal Quarter Ending              Ratio

          12/31/94 through 12/31/96          2:1

          Thereafter                         2.25:1."

     10.  Amendment to 7.1.  Subsection (g) is deleted from
7.1."

     11. Amendment to 12.1. 12.1 of the Credit Agreement is amended by deleting the text appearing after (o) and inserting the following text in its place:

     "then, and in any such event, so long as the same may be continuing, the Agent may, and upon the request of the Majority Banks, shall, by notice in writing to the Borrowers and the Guarantor, declare all amounts owing with respect to this Agreement, the Notes and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers and the Guarantors; provided that in the event of any Event of Default specified in 12(g) or 12(h), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agent or any Bank.
     Upon demand by the Majority Banks after the occurrence of any Event of Default, the Borrowers shall immediately provide to the Agent cash in an amount equal to the aggregate Maximum Drawing Amount of all Letters of Credit outstanding, to be held by the Agent as collateral security for the Obligations."

          12.  Ratification, etc.

     Except as expressly amended hereby, the Credit Agreement, the other Loan Documents and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. This Third Amendment and the Credit Agreement shall hereafter be read and construed together as a single document, and all references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended by this Third Amendment.

     13.  GOVERNING LAW.

     THIS THIRD AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND
SHALL TAKE EFFECT AS A SEALED INSTRUMENT IN ACCORDANCE WITH SUCH
LAWS.

     14. Counterparts. This Third Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts taken together shall be deemed to constitute one and the same instrument. Complete sets of counterparts shall be lodged with the Banks.

  15. Effectiveness. This Third Amendment shall become effective upon the satisfaction of each of the following conditions:

          (a)  This Third Amendment shall have been
     executed and delivered by the respective parties hereto;

          (b)  The Borrowers shall have executed and
     delivered to the Banks   amended Notes reflecting the
     increase in the Total    Commitment;

          (c)  The Borrowers shall have executed and
     recorded a mortgage on   the Dozit landfill;

          (d) The Borrowers shall have delivered to the Agent certified copies of corporate resolutions satisfactory to the Agent authorizing this Third
     Amendment, the Notes and all related documents;

          (e) The Borrowers shall have delivered to the Agent legal opinion letters satisfactory to the Agent as to the due organization, legal existence and authority of the Borrowers to execute the Loan Documents and the due execution, delivery, validity and binding effect of the Loan Documents; and

          (f)  The Borrowers shall have executed and
     delivered to the Agent the Post Closing Side Letter with respect to, among other things (a) the furnishing of UCC Lien Reports, (b) the delivery of the Pinellas Environmental, Inc. stock certificates in accordance with the Security and Pledge Agreement, and (c) the execution and delivery of the Mid-State mortgage upon the exercise of the Mid-State purchase option and a mortgagee's policy of title insurance; and

          (g) The Borrower shall have paid a set up fee in an amount equal to one half of one percent (0.5%) of the increase in the Maximum Drawing Amount referenced in 2.1 of the Credit Agreement which shall constitute a set up fee for this Third Amendment equal to $50,000, which fee shall be shared by the Banks on a pro rata basis according to each respective Bank's percentage of the increase in the Maximum Drawing Amount which, for this Third Amendment, shall equal fifty percent (50%) to FNBB and fifty percent (50%) to BAI.

  16. Entire Agreement. THE CREDIT AGREEMENT AS AMENDED represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

     IN WITNESS WHEREOF, the undersigned have duly executed this Third Amendment under seal as of the date set forth above.

                              THE BORROWERS:

                              ADDINGTON ENVIRONMENTAL, INC.


                              By: /s/ Stephen Addington

                              Title: Vice President



                              COLLECTION SERVICES, INC.


                              By: /s/ Stephen Addington

                              Title: Vice President



                              OHIO COUNTY BALEFILL, INC.


                              By: /s/ Stephen Addington

                              Title: Vice President



                              EPPERSON WASTE DISPOSAL, INC.


                              By: /s/ Stephen Addington

                              Title: Vice President



                              TRI-K LANDFILL, INC.


                              By: /s/ Stephen Addington

                              Title: Vice President


                              UWHARRIE ENVIRONMENTAL, INC.


                              By: /s/ Stephen Addington

                              Title: Vice President



                              GREEN VALLEY ENVIRONMENTAL
                                   CORP.


                              By: /s/ Stephen Addington

                              Title: Vice President



                              EAST CAROLINA ENVIRONMENTAL,
                                INC.


                              By: /s/ Stephen Addington

                              Title: Vice President



                              BROADHURST ENVIRONMENTAL,
                                INC.


                             By: /s/ Stephen Addington

                              Title: Vice President


                              MID-STATE ENVIRONMENTAL, INC.


                              By: /s/ Stephen Addington

                              Title: Vice President


                              DOZIT CO., INC.


                              By: /s/ Stephen Addington

                              Title: Vice President



                              MULLIS TREE SERVICE, INC.


                              By: /s/ Stephen Addington

                              Title: Vice President



                              PINELLAS ENVIRONMENTAL, INC.


                              By: /s/ Stephen Addington

                              Title: Vice President



                              THE GUARANTORS:

                              ADDINGTON RESOURCES, INC.


                              By:  /s/ R. Doublas Streibel

                              Title: Vice President, CFC



                              ADDINGTON HOLDING COMPANY,
                                   INC.


                              By:  /s/ R. Douglas Streibel

                              Title:  Secretary/Treasurer



                              THE BANKS:

                              THE FIRST NATIONAL BANK OF
                              BOSTON, individually and as Agent


                              By: /s/ Arthur Oberheim

                              Title:  Vice President



                              BANK OF AMERICA ILLINOIS
                              (formerly Continental Bank and
                              Continental Bank N.A.)


                              By: /s/ Robert P. Rospierski

                              Title:  Vice President

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